Exhibit 18


                               SERVICES AGREEMENT

      THIS SERVICES AGREEMENT made this 11th day of April, 2003.

B E T W E E N:

                        WAL-MART   CANADA  CORP.,  a  corporation   incorporated
                        pursuant to the laws of the Province of Nova Scotia,

                        (hereinafter called "WAL-MART")

                                          OF THE FIRST PART;

                        - and -

                        PHOTOCHANNEL NETWORKS LIMITED PARTNERSHIP, a limited partnership under the laws of the Province of British Columbia,

                        (hereinafter called "PHOTOCHANNEL")

                                                             OF THE SECOND PART;

      WHEREAS PhotoChannel Networks Inc. ("PNI") is the developer and owner of a proprietary Internet based digital imaging network solution for the storage, distribution and printing of photographs (the "SYSTEM");

      AND WHEREAS PhotoChannel has obtained an exclusive license from PNI to use, reproduce and modify the System within the Canadian marketplace and to use or provide branded versions of the System which, in addition to providing customisations and a distinctive graphical user interface, may also incorporate modifications and/or enhancements of the System, under a license agreement, dated for reference February 14, 2002;

      AND WHEREAS PhotoChannel provides installation, hosting and management services for Systems and branded versions thereof through an operating agreement with PNI, dated for reference February 14, 2002;

      AND WHEREAS Wal-Mart requires the development, installation, hosting and management of a branded version of the System for its Online Print Business (as such term is hereinafter defined) and PhotoChannel wishes to develop, install, host and manage this system;

      NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

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                                   ARTICLE 1
                                 INTERPRETATION

1.1 DEFINITIONS. In this Agreement and in any amendments hereto (unless otherwise amended therein) and in all Schedules hereto, the following terms shall have the following meanings:

      (a) "620077" means 620077 B.C. LTD., a company incorporated under the laws of the Province of British Columbia, having offices at 5th Floor - 1199 West Hastings Street, Vancouver, British Columbia V6E 3T5, which is the sole general partner of PhotoChannel as the result of the amended and restated limited partnership agreement, dated for reference June 4, 2002;

      (b) "ACCESS RESTRICTIONS" means those sections and/or features of the Branded System which may only be accessed and/or utilised by Members, Guests, Printers, Producers and/or Wal-Mart, as same is set forth in Schedule 1.1(b);

      (c) "AFFILIATE" means, in relation to a party, subject to the limitations set forth below, any Person which, directly or indirectly, controls, is controlled by or is under common control with such party.

      (d) "AGREEMENT" means this services agreement and all instruments supplemental hereto or in amendment or confirmation hereof;

      (e) "APPLICABLE LAW" means any Canadian (whether federal, territorial, provincial, municipal or local) statute, ____ law, ordinance, ____ rule administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement, all as in effect as of the date hereof or which come into effect thereafter, of any governmental authority, agency, official, board, tribunal, ministry, commission or department;

      (f) "ARCHIVAL PERIOD" has the meaning set forth in Sub-Paragraph 7.7(a)(iii);

      (g) "BRANDED ENVIRONMENT" means the structure, organisation, presentation, layout, look and feel and aesthetical elements of the Wal-Mart Site, including without limitation all menus, toolbars, screen layout, popup pages, forms, frames, buttons, checkboxes, and other forms or methods of presentation and organisation contained on the Wal-Mart Site;

      (h) "BRANDED SYSTEM" means the Wal-Mart Site used in conjunction with the System, including without limitation, use of any features or functionality offered by the System via the Wal-Mart Site;

      (i) "BROADBAND CONNECTIVITY" means a high speed connection to the Internet, through one or a combination of T-3, T-2, T-1C, T1, XDSL or ADSL lines or through other comparable high speed connections, as determined in Wal-Mart's sole discretion;
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      (j)   "BUSINESS  DAY" means any day of the week except a Saturday,  Sunday or a statutory holiday in the Province of Ontario;

      (k) "CODE" means any computer programming/formatting code (including without any limitation to the foregoing, HTML, Java, XML, CSS, JSP and java script), any files necessary to make image maps function and any server code necessary to make forms, frames, buttons, check-boxes and the like function;

      (l)   "COMMISSION" has the meaning set forth in Section 7.10;

      (m) "COMPETING SYSTEM" means any web site or other online site, system or resource other than the Wal-Mart Site which is utilised to carry on the Online Print Business;

      (n) "COMPUTER FACILITIES" means the computer hardware including related system software and peripheral devices and any addition to, and replacements and upgrades thereto, operated by or on behalf of PhotoChannel, located at 1525 - 10 Avenue SW, Calgary, AB, Canada T3C 0J6 or such other location as the parties may mutually agree;

      (o)   "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 8.5;

      (p)   "CUSTOMISATION FEE" has the meaning set forth in Section 7.2;

      (q) "DERIVATIVE WORK" means work that is based upon one or more pre-existing works, such as a revision, modification, translation, abridgement, condensation, expansion or any other form in which such pre-existing works may be recast, transformed or adapted, and that, if prepared without authorization of the owner of the copyright in such pre-existing work, would constitute a copyright infringement. For the purposes hereof, a Derivative Work shall also include any compilation that incorporates such a pre-existing work;

      (r)   "DEVELOPMENT FEE" has the meaning set forth in Section 7.3;

      (s) "DOCUMENTATION" shall mean all system manuals and user instructions, including without limitation all online help files, frequently asked questions and tutorials (whether in hard copy or electronic format and regardless of media) explaining the use, operation, support and technical aspects of the Branded System, the Wal-Mart Site, PCUploader, the PhotoChannel Lab System Software, or any portion or component thereof, including any updates, revisions, or enhancements thereof;

      (t) "EDITING FEATURES" means such creation and editing processes applied to or incorporating Photos or Modified Photos which may be available through the Branded System, including without limitation cropping to specific aspect ratios, removal of "red eye", the addition of digital clipart, the addition of digital borders and frames, the incorporation of certain special effects, the creation of digital greeting cards, and the removal of any of the foregoing editing features;
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      (u)   "ENHANCEMENT REBATE" has the meaning set forth in Section 7.9;

      (v) "ENHANCEMENTS" means changes or additions to the Software which are requested and completed after the System Launch Date;

      (w) "ESCROW MATERIALS" means the source code (including, without limitation, the Code), magnetically or optically stored, for the Software; (ii) supporting documentation and related materials (including, without limitation, the Documentation); (iii) a listing of any and all compilers and if not commercially available, a copy of such compilers, in object code format, any other software utilities required to create a fully operational version of the Branded System and PCUploader; and (iv) any and all technical manuals, story boards, process flow charts, data element definitions and data flow diagrams, database schema and programmers' notes which relate to the foregoing;

      (x) "FINAL RELEASE" means, for the purposes of the launch of the Branded System, the final version of each of the Wal-Mart Site, PCUploader, the System and the PhotoChannel Lab System Software which incorporates, without limitation, all items in the Project Plan which are to be completed on or prior to the System Launch Date;

      (y)   "FULL BACKUP" has the meaning set forth in Section 4.7(a);

      (z) "FUNCTIONAL REQUIREMENTS AND SPECIFICATIONS" means the respective functional requirements and specifications for the Software, as same is set out in Schedule 1.1(z) and as same may be amended from time to time as provided herein;

      (aa) "GIFT ORDER FORM" means an online form accessible through the Branded System which contains the fields set forth in Schedule 1.1(aa) and which provides for the purchase by a Member or Guest of Online Photo Merchandise which incorporates Selected Pictures;

      (bb) "GIFT TRANSACTION" means the sequential occurrence of each of the following:

            (i) the submission of a valid Gift Order Form by a Member or a Guest;

            (ii) the successful processing of said Gift Order Form by the Branded System;

            (iii) the  successful  distribution  of the Gift  Order Form and the
                  Selected Pictures to the Producer;

            (iv) the successful notification by the Producer to the Branded System of the completion of the respective order;

            (v) the successful notification of the respective Member or Guest by the Branded System of completion of the respective order; and

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            (vi)  the successful  collection by Wal-Mart of the applicable  Gift
                  Transaction Fees from the Member or Guest who submitted the Gift Order Form, as same is specified in the Gift Order Form;

      (cc) "GUEST" means any Person, whether a Member or not, who has been authorised by a Member to access one or more of such Member's Online Albums;

      (dd) "GIFT TRANSACTION FEES" means those fees, including without limitation any processing, production, assembly and delivery fees, which are payable by a Member or a Guest for a Gift Transaction, as same may be modified by Wal-Mart from time to time in its sole discretion;

      (ee) "INITIAL COMPUTER FACILITIES" means the computer hardware including related system software and peripheral devices and any addition to, and replacements and upgrades thereto, operated by or on behalf of PhotoChannel, located at 506 - 425 Carrall Street, Vancouver, BC, Canada or such other location as the parties may mutually agree;

      (ff)  "INITIAL TERM" has the meaning set forth in Section 13.1;

      (gg)  "INSTALLATION FEE" has the meaning set forth in Section 7.4;

      (hh) "INTELLECTUAL PROPERTY RIGHTS" shall mean all rights derived or arising from copyrights (including, without limitation, the exclusive right to use, make recordings of, reproduce, modify, adapt, edit, enhance, maintain, support, market, sell, rent, sell for rental, sublicense, distribute copies of, publicly and privately display and publicly and privately perform, exploit, exhibit, the copyrighted work and to prepare Derivative Works), copyright registrations and/or applications, trade-marks, trade-mark registrations and/or applications, patents (including without limitation the exclusive right to make, use and sell), patent applications, industrial designs, industrial design applications, integrated circuit products, registered topographies, moral rights and other intellectual property rights, as may exist now and/or hereafter come into existence, and all renewals and extensions thereof (as the case may be), regardless of whether any of such rights arise under the laws of the Canada or of any Province, or the laws of any other country or jurisdiction;

      (ii) "KODAK" means Kodak Canada Inc. and includes any of its affiliates (including without limitation Qualex Canada Photofinishing Inc.);

      (jj)  "MAINTENANCE UPDATE" has the meaning set forth in Section 4.13;

      (kk)  "MANAGEMENT FEE" has the meaning set forth in Section 7.5;

      (ll) "MEMBER" means any Person who registers online via the Branded System and creates an account comprised of, at a minimum, the Member Information;

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      (mm)  "MEMBER  CONTENT"  means  the  Member  Information  and  the  Online
            Album(s) (including without limitation all Photos and Modified Photos comprising same) of a Member;

      (nn) "MEMBER INFORMATION" means the information collected from a Member when said Member applies for an account on the Branded System (as same may be subsequently modified from time to time) and all information relating to said Member's account;

      (oo) "MODIFIED PHOTO" means a Photo which has been modified using any of the Editing Features;

      (pp) "NET GIFT TRANSACTION FEES" means that portion of the Gift Transaction Fees which relate strictly to the sale of Online Photo Merchandise. For greater certainty, Net Gift Transaction Fees shall not include any administrative fees, delivery fees, shipping and handling fees, surcharges, penalties, tariffs, customs duties, brokerage fees, insurance premiums, taxes (including without limitation any goods and services taxes, harmonized taxes, retail sales taxes, value added taxes and any other sales taxes), or duties charged, assessed or levied in connection with Gift Transactions.

      (qq)  "NET  PRINT  TRANSACTION  FEES"  means  that  portion  of the  Print
            Transaction Fees which relate strictly to the sale of photo development services. For greater certainty, Net Print Transaction Fees shall not include administrative fees, delivery fees, shipping and handling fees, surcharges, penalties, tariffs, customs duties, brokerage fees, insurance premiums, taxes (including without limitation any goods and services taxes, harmonized taxes, retail sales taxes, value added taxes and any other sales taxes), or duties charged, assessed or levied in connection from Print Transactions.

      (rr) "ONLINE ALBUM" means a collection of Photos and Modified Photos associated to a Member and stored on the Computer Facilities (or the Initial Computer Facilities as the case may be) and/or the Recovery Facility accessible through the Branded System;

      (ss) "ONLINE PHOTO MERCHANDISE" means merchandise, other than Prints, which incorporates a representation of a Photo or Modified Photo and which is produced in the context of a Gift Transaction, including without limitation, clothing, mugs, pads, calendars, ornaments, playing cards and other items;

      (tt)  "ONLINE PRINT BUSINESS" means any of the following activities:

            (i) the rendering of photo development services for digital images stored on computer resources accessible through a public network, a private network or a combination of public and/or private networks;

            (ii) the production and online retail of prints and merchandise which incorporates such digital images; and/or

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            (iii) the  rendering of photo  editing  services for digital  images stored on computer resources accessible through a public network, a private network or a combination of public and/or private networks;

            (iv) the rendering of services akin to those offered by or through the System; and/or

            (v) the rendering of products and/or services ancillary to any of the foregoing;

      (uu) "ORDER PROCESSING SYSTEMS" means the computer hardware, including related system software and peripheral devices and any addition to and replacements and upgrades thereto, contained in a single physical premise and operated by or on behalf of:

            (i) a Printer for the purpose of receiving and processing Print Order Forms; and/or

            (ii) a Producer for the purpose of receiving and processing Gift Order Forms;

      (vv)  "PCUPLOADER" means the software application which allows a Member:

            (i)   to view digital photos on said Member's personal computer; and

            (ii)  to upload digital photos to said Member's Online Album,

            and which has been branded for Wal-Mart using some or all of the Wal-Mart Materials.

      (ww)  "PERFORMANCE AUDIT" has the meaning set forth in Paragraph 12.1(a);

      (xx) "PERSON" shall be broadly interpreted and shall include any individual, partnership, limited partnership, corporation, joint venture, association, joint stock company, trust, unincorporated organisation, or a government or an agency thereof;

      (yy) "PHOTO" means a digital image uploaded by a Member to said Member's Online Album;

      (zz)  "PHOTOCHANNEL  LAB SYSTEM  SOFTWARE"  means the  web-based  software
            system  which  permits   management   and/or   processing  of  Print
            Transactions and or Gift Transactions through the Branded System;

      (aaa) "PNI" has the meaning set forth in the first recital hereof;

      (bbb) "PNI AGREEMENT" has the meaning set forth in Section 10.19;

      (ccc) "PRE-INSTALLATION TEST" has the meaning set forth in Section 2.4;

      (ddd) "POST-INSTALLATION TEST" has the meaning set forth in Section 3.1;

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      (eee) "POST-MIGRATION TEST" has the meaning set forth in Section 3.3;

      (fff) "PRELIMINARY SYSTEM" has the meaning set forth in Section 2.6;

      (ggg) "PRINT ORDER FORM" means an online form accessible through the Branded System which contains the fields set forth in Schedule 1.1(ggg) and which provides for the purchase of prints of the Selected Pictures;

      (hhh) "PRINT TRANSACTION" means the sequential occurrence of each of the following:

            (i) the submission of a valid Print Order Form by a Member or a Guest;

            (ii) the successful processing of said Print Order Form by the Branded System;

            (iii) the  successful  distribution  of the Print Order Form and the
                  Selected Pictures to the Printer;

            (iv) the successful notification by the Printer to the Branded System of the completion of the respective order;

            (v) the successful notification of the respective Member or Guest by the Branded System of completion of the respective order;

            (vi) the successful collection by Wal-Mart of the applicable Print Transaction Fees from the Member or Guest who submitted the Print Order Form, as same is specified in the Print Order Form;

            (iii) "PRINT  TRANSACTION FEES" means those fees,  including without limitation any processing, printing and delivery fees, which are payable by a Member or a Guest for a Print Transaction, as same may be modified by Wal-Mart from time to time in its sole discretion;

      (jjj) "PRINTERS" means those photo development labs listed in Schedule 1.1(jjj), as same may from time to time be amended by Wal-Mart in its sole discretion, and also includes the Wal-Mart Printers. The term "PRINTER" shall mean any one of them;

      (kkk) "PRINTS" means prints produced by the Printer from the Selected Pictures in such format and in such quantities as specified in the relevant Print Order Form;

      (lll) "PRODUCERS" means the Photo Gift Company Ltd. and such other producers of customized photo merchandise as Wal-Mart may from time to time designate in its sole discretion. The term "PRODUCER" shall mean any one of them;

      (mmm) "PROJECT  COORDINATOR"  has  the  meaning  set  forth  in  Paragraph
            14.1(a);

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      (nnn) "PROJECT  PLAN"  means  the  project  plan  set  forth  in  Schedule
            1.1(nnn), as same may be amended from time to time by Wal-Mart;

      (ooo) "REBATE" has the meaning set forth in Section 7.8;

      (ppp) "RECOVERY FACILITY" has the meaning set forth in Section 4.5;

      (qqq) "RENEWAL TERM" has the meaning set forth in Section 13.1;

      (rrr) "SECURITY MEASURES" means those minimum security measures for the Initial Computer Facilities, the Computer Facilities and the Recovery Facility which are set forth in Schedule 1.1(rrr), as same may be upgraded or increased from time to time as provided herein;

      (sss) "SELECTED PICTURES" means one or more Photos or Modified Photos contained in an Online Album which are selected by a Member or a Guest in the context of a Gift Transaction or a Print Transaction;

      (ttt) "SERVICE FEE" has the meaning set forth in Section 7.6;

      (uuu) "SERVICE  LEVELS"  means those minimum  service  levels set forth in
            Schedule 1.1(uuu);

      (vvv) "SOFTWARE" means the Wal-Mart Site, the System, the PhotoChannel Lab
            System  Software,   PCUploader  and  any  other  software  which  is
            developed or otherwise provided under the terms hereof;

      (WWW) "SOURCE CODE ESCROW AGREEMENT" has the meaning set forth in Section 11.1;

      (xxx) "STATEMENT OF WORK" has the meaning set forth in Section 5.2;

      (yyy) "STORAGE FEE" has the meaning set forth in Paragraph 7.7(a);

      (zzz) "SUBCONTRACTORS" has the meaning set forth in Section 14.10;

      (aaaa)______  "SUPPORT  SERVICES"  has the  meaning  set forth in  Section
            4.10;

      (bbbb)______ "SYSTEM" has the meaning set forth in the first recital hereof;

      (cccc)______ "SYSTEM CONTENT" means all data generated through the customisation, installation, operation, administration, maintenance and use of the Wal-Mart Site and/or the Branded System and all data at any time stored on and all data received or processed by the Computer Facilities through use of the Wal-Mart Site and/or the Branded System (including without any limitation all Member Content, System Logs and Transaction Records) (including all such data which has been backed up);

      (dddd)______ "SYSTEM LAUNCH DATE" means April 11, 2003 or such later date as Wal-Mart may designate in its sole discretion;

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      (eeee) ______ "SYSTEM LOGS" has the meaning set forth in Section 4.9;

      (ffff) ______ "TERM" has the meaning set forth in Section 13.1;

      (gggg)______ "TERMS AND CONDITIONS OF USE" means those terms and conditions governing the access of the Branded System by non-Members and access and use of the Branded System by Members and/or Guests, as same may be modified from time to time by Wal-Mart in its sole discretion;

      (hhhh)______ "THIRD PARTY SOFTWARE" means any software application (in object code and/or source code format, including any and all updates and upgrades thereto) in which a Person other than PhotoChannel or PNI holds proprietary rights, a list of which is set out in Schedule 10.6;

      (iiii)______ "TRANSACTION FEES" the Gift Transaction Fees and/or the Print Transaction Fees;

      (jjjj)______ "TRANSACTION RECORDS" means those records generated by the Branded System during a Gift Transaction or Print Transaction and the completion of a Print Transaction or Gift Transaction, as Wal-Mart may specify in its sole discretion, including without limitation the form of report set forth in Schedule 1.1(jjjj);

      (kkkk) ______ "UPDATE" has the meaning set forth in Paragraph 5.1(a);

      (llll) ______ "VENDOR AGREEMENT" has the meaning set forth in Section 1.7;

      (mmmm)______ "WAL-MART PHOTOCENTER" means any web site owned or operated by an Affiliate of Wal-Mart, including ____ without ____ limitation ____ the ____ web ____ site ____ having "www.walmartphotocenter.com" as domain name.

      (nnnn)______  "WAL-MART  MARKS"  means  those   trade-marks  owned  by  or
            licensed to Wal-Mart which Wal-Mart in its sole discretion decides to incorporate to the Wal-Mart Site;

      (oooo)______ "WAL-MART MATERIALS" means those materials provided by Wal-Mart to PhotoChannel or created by PhotoChannel (or its subcontractors) for the purposes of creating the Wal-Mart Site and/or the Branded Environment, including without limitation, all pictures, images, drawings, text, formatted text (including without limitation HTTP pages) audio-visual materials, sounds, music, animation, symbols, representations, logos and other materials. For greater certainty, the Wal-Mart Materials include the Wal-Mart Marks;

      (pppp)______ "WAL-MART PRINTER" means those photo development laboratories operated by Wal-Mart which are listed in Schedule 1.1(pppp), as such Schedule may be amended from time to time by Wal-Mart in its sole discretion;

      (qqqq)______ "WAL-MART SITE" means the web site which incorporates the Wal-Mart Materials, the Branded Environment, and such other materials and/or items as may be set forth herein or provided hereunder, including without limitation any modifications, updates or enhancements thereto;

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      (rrrr)______ "WAL-MART  STANDARDS" means Wal-Mart's  general standards and standard procedures which apply to its employees, vendors and/or suppliers, as same are set forth in Schedule 1.1(rrrr) and as same may from time to time be modified by Wal-Mart in its sole discretion; and

      (ssss) ______ "YEAR" has the meaning set forth in Section 7.8;

1.2 SCHEDULES. The following are the Schedules attached to and forming part of this Agreement:

            Schedule 1.1(b)    -  Access Restrictions
            Schedule 1.1(z)    -  Functional Requirements and Specifications
            Schedule 1.1(aa)   -  Gift Order Form
            Schedule 1.1(ggg)  -  Print Order Form
            Schedule 1.1(jjj)  -  Printers
            Schedule 1.1(nnn)  -  Project Plan
            Schedule 1.1(rrr)  -  Security Measures
            Schedule 1.1(uuu)  -  Service Levels
            Schedule 1.1(jjjj) -  Form for Transaction Records
            Schedule 1.1(pppp) -  Wal-Mart Printers
            Schedule 1.1(rrrr) -  Wal-Mart Standards
            Schedule 5.2       -  Statement of Work and Project Schedule
            Schedule 10.5(a)   -  Hardware Environment (Branded System)
            Schedule 10.5(b)   -  Hardware Environment (PhotoChannel Lab System)
            Schedule 10.5(c)   -  Minimum System Requirements (PCUploader)
            Schedule 10.6      -  Third Party Software
            Schedule 10.19     -  Form of PNI Agreement
            Schedule 11.1      -  Source Code Escrow Agreement

1.3 DIVISION, HEADINGS, INDEX. The division of this Agreement into Articles, Sections, and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. The words "THE AGREEMENT", "THIS AGREEMENT", "HEREBY", "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar expressions used in any paragraph of this Agreement relate or refer to the whole of this Agreement and not to that paragraph only, unless otherwise expressly provided. The words "ARTICLE", "SECTION", "SUBSECTION", "PARAGRAPH", "SUB-PARAGRAPH" and similar words refer to the specified article, section, subsection, paragraph or other part of this Agreement.

1.4 GENDER AND NUMBER. Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.5 PROPER LAW OF AGREEMENT. This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated, in all respects, as an Ontario contract.

1.6   INVALIDITY  OF  PROVISIONS.  The  invalidity  or  unenforceability  of any
      provision   of  this   Agreement   shall  not  affect  the   validity   or
      enforceability of any other provision hereof and any such invalid or unenforceable provision shall be deemed to be severable.

1.7 ENTIRE AGREEMENT. This Agreement, including the Schedules hereto, together with the agreements and other documents to be delivered pursuant hereto and the vendor agreement entered into by Wal-Mart and PhotoChannel on or about December 12, 2002, as same may be amended or replaced from time to time (the "VENDOR AGREEMENT"), constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or referred to herein. If there is a conflict between any provision of this Agreement and any provision of the Vendor Agreement, the provision of this Agreement shall govern. No amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

1.8 ENUREMENT. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

1.9 CURRENCY. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in Canadian funds and all payments required hereunder shall be paid in Canadian funds.

                                   ARTICLE 2
                              SYSTEM CUSTOMISATION

2.1 PROJECT PLAN. PhotoChannel shall develop the Wal-Mart Site in accordance with the specifications set forth in the Project Plan and such other specifications Wal-Mart may from time to time specify prior to the System Launch Date. PhotoChannel shall undertake its obligations under this Agreement as expeditiously as possible and with the intent of conforming to the timeline specified in the Project Plan.

2.2 FORMAT. All materials created and/or provided under this Agreement shall be supplied in such format (electronic or otherwise) as Wal-Mart may from time to time specify in its sole discretion.

2.3 REQUIRED INFORMATION AND MATERIALS. Wal-Mart shall provide PhotoChannel the Wal-Mart Materials it wishes PhotoChannel to incorporate into the Wal-Mart Site. Wal-Mart shall also provide PhotoChannel with any assistance and information PhotoChannel may reasonably require to complete the work set forth in the Project Plan, to complete the Final Release and to complete any further customisations of the Wal-Mart Site or changes to the Branded Environment.

2.4   FINAL RELEASE.

      (A) TESTING. Upon PhotoChannel being reasonably satisfied that it has completed all work set out in the Project Plan relating to the development of the Final Release, it shall thoroughly test such

            Final Release to ensure it fully complies with the applicable Functional Requirements and Specifications (the "PRE-INSTALLATION TEST"). The methodology, test data and criteria utilized in the Pre-Installation Test shall be subject to Wal-Mart's prior written approval, such approval not to be unreasonably withheld. Wal-Mart shall have the option, but not the obligation to participate in and/or be present during the conducting of the Pre-Installation Test. Should the testing reveal any deficiency, PhotoChannel shall use its best efforts to forthwith remedy such deficiency and, upon having done so, PhotoChannel shall repeat its obligations under this Paragraph 2.4(a) until the Pre-Installation Test has been successfully completed.

      (B) DELIVERY. Upon successful completion of the Pre-Installation Test, PhotoChannel shall deliver to Wal-Mart all Documentation that relates to the Final Release and all Code which relates to the Wal-Mart Site as same is encompassed in the Final Release.

2.5 SUBSEQUENT CHANGES. Wal-Mart may require PhotoChannel to make changes to the Wal-Mart Site (including without limitation changes to the Branded Environment and/or Wal-Mart Materials). Such changes shall be at no extra cost to Wal-Mart; provided, however, that should Wal-Mart require fundamental changes be made to the Wal-Mart Site more than twice in any given 12 month period, any such additional fundamental changes within said 12 month period shall be made on a time and material basis at the lowest rate PhotoChannel then charges to any of its customers; provided that such rate shall be no higher than $150 per hour and that PhotoChannel shall obtain Wal-Mart's consent prior to engaging any expenses. Upon making any such subsequent changes PhotoChannel shall modify the relevant Documentation to reflect such changes. For greater certainty, PhotoChannel shall not permitted to make any changes to the Wal-Mart Site, including without any limitation, any changes in the manner of presentation, appearance and/or display of the Wal-Mart Materials, without Wal-Mart's prior written approval, which approval may be arbitrarily withheld.

2.6 ACCESSIBILITY OF BRANDED SYSTEM DURING CONSTRUCTION. During the term of this Agreement, Wal-Mart shall have full access to the latest version of the Branded System which is then under construction (the "PRELIMINARY SYSTEM"). The Preliminary System shall be made accessible to Wal-Mart through the world wide web and shall incorporate the Security Measures. PhotoChannel shall assume all costs and expenses relating to the installation, maintenance and operation of the Preliminary System. PhotoChannel shall take all reasonable measures to ensure that access to the Preliminary System (or any part thereof) is restricted to pre-authorised Wal-Mart representatives. Without any limitation to the foregoing, PhotoChannel will periodically monitor access to the Preliminary System during its development and will notify Wal-Mart if there appears to be any unauthorized access thereto.

                                   ARTICLE 3
                                  INSTALLATION

3.1 INSTALLATION OF BRANDED SYSTEM. Upon successful completion or deemed successful completion of the Pre-Installation Test, PhotoChannel shall forthwith install the Branded System on the Initial Computer Facilities and, upon completion of said installation, shall conduct such testing to confirm that the Branded System is fully operational and operates at or beyond the Service Levels on said Initial Computer Facilities (the "POST-INSTALLATION TEST"). The methodology, test data and criteria utilized in the Post-Installation Test shall be subject to Wal-Mart's prior written approval, such approval not to be unreasonably withheld. Wal-Mart shall have the option, but not the obligation to participate in and/or be present during the conducting of the Post-Installation Test. Should the testing reveal any deficiency, PhotoChannel shall use its best efforts to forthwith remedy such deficiency and, upon having done so, PhotoChannel shall repeat its obligations under this Section 3.1 until the Post-Installation Test has been successfully completed. Notwithstanding the foregoing, PhotoChannel must successfully complete the Post-Installation Test before the System Launch Date.

3.2 INTEGRATION OF ORDER PROCESSING SYSTEMS. PhotoChannel shall configure the Branded System and, to the extent necessary, the Initial Computer Facilities, Computer Facilities and the Recovery Facility, and each of the Order Processing Systems so as to permit delivery by the Branded System and receipt and processing by each of the Printers of Print Order Forms and by each of the Producers of Gift Order Forms. For greater certainty, Wal-Mart may designate more than one Order Processing System for a particular Printer or Producer and to the extent it may elect to do so, PhotoChannel shall configure each such Order Processing System as provided herein. Without any limitation to the foregoing:

      (a) PhotoChannel, or an authorized representative of PhotoChannel, shall install the PhotoChannel Lab System Software on each of the Order Processing Systems, shall configure each of the Order Processing Systems (including without limitation configuring any connection to any equipment used to produce Prints and/or Online Photo Merchandise), shall ensure that the Order Processing Systems are secure (incorporating such firewall and virus protection contemplated in the Security Measures and updating and/or upgrading same as provided herein) and that access to the Order Processing Systems is restricted to authorised communications from the Branded System and shall provide such other network configuration services as may be required;

      (b) where requested, PhotoChannel shall assist Printers and Producers in their procurement of services for the deployment and installation of Broadband Connectivity for their respective Order Processing Systems; and

      (c) with respect to Wal-Mart Printers, PhotoChannel shall ensure that the Order Processing Systems are not connected or otherwise have access to any other computer networks owned or operated by Wal-Mart.

3.3 MIGRATION. On or before the July 31, 2003, PhotoChannel shall transfer the Branded System (including all System Content) from the Initial Computer Facilities to the Computer Facilities. Upon completion of said transfer, PhotoChannel shall conduct such testing to confirm that the Branded System is fully operational and operates at or beyond the Service Levels on said Computer Facilities (the "POST-MIGRATION TEST"). The methodology, test data and criteria utilized in the Post-Migration Test shall be subject to Wal-Mart's prior written approval, such approval not to be unreasonably withheld. Wal-Mart shall have the option, but not the obligation to participate in and/or be present during the conducting of the Post-Migration Test. Should the testing reveal any deficiency, PhotoChannel shall use its best efforts to forthwith remedy such deficiency and, upon having done so, PhotoChannel shall repeat its obligations hereunder until the Post-Migration Test has been successfully completed.

                                   ARTICLE 4
           OPERATION, USE, MAINTENANCE AND SUPPORT OF BRANDED SYSTEM

4.1 OPERATION OF THE BRANDED SYSTEM. PhotoChannel shall be solely responsible for the hosting and operation of the Branded System and all administration and maintenance thereof. PhotoChannel shall ensure that the operation and hosting of the Branded System at all times fully complies with all Service Levels, the Terms and Conditions of Use (to the extent the foregoing may directly or indirectly create any obligations and/or potential liability for Wal-Mart) and all Applicable Laws and that the Security Measures have been fully implemented, remain in place and remain effective.

4.2 UPDATING OF SITE CONTENT. PhotoChannel shall modify and/or update the Wal-Mart Materials contained on and/or displayed by the Branded System as Wal-Mart may in its sole discretion direct, including without limitation, any content relating to any of the following sections of the Wal-Mart
      Site: (i) Pricing; (ii) Product Offering; (iii) Shipping Methods; (iv) What's New; (v) About Us; and (vi) Resolution. The foregoing shall be at PhotoChannel's sole cost and expense.

4.3 USE OF THE BRANDED SYSTEM. Upon successful completion of the Post-Installation Test, Wal-Mart will be permitted, in accordance with the terms of this Agreement, to use the Branded System to carry on its Online Print Business. PhotoChannel hereby agrees to provide Wal-Mart and such Printers and Producers authorized by Wal-Mart from time to time, with remote access to the Branded System and the Initial Computer Facilities or Computer Facilities and to provide Wal-Mart, Printers and Producers with the use of the Branded System on a remote access basis. Access to and use of the Branded System and the Initial Computer Facilities or Computer Facilities shall be through the world wide web unless the parties mutually agree otherwise. Subject to the Access Restrictions and the Terms and Conditions of Use, PhotoChannel hereby agrees to make the Branded System generally available to the public via the world wide web.

4.4 REMOTE ACCESS DEVICES. Wal-Mart shall be responsible at its expense for all communication equipment and all services necessary to enable Wal-Mart to obtain Internet access and interface with the Initial Computer Facilities or Computer Facilities. PhotoChannel shall be responsible at its expense for the installation, maintenance and operation of the Initial Computer Facilities and the Computer Facilities, as well as any upgrades that may be required to meet the Service Levels.

4.5 RECOVERY FACILITY. Upon successful completion of the Post-Migration Test, PhotoChannel shall, at its sole expense, convert the Initial Computer Facilities into a second site disaster recovery facility (the "RECOVERY FACILITY") comprised of resources which are the same or substantially the same as those which comprise the Initial Computer Facility (including without limitation, those specifications set forth in Schedule 10.5(a)), such site to be available to PhotoChannel to undertake its obligations hereunder in the event the Computer Facilities become inoperable or become incapable of meeting the Service Levels. In such circumstances, PhotoChannel shall use its best efforts to resume delivery of the services contemplated hereunder via said Recovery Facility as soon as possible. PhotoChannel shall ensure that its operation and hosting of the Branded System on the Recovery Site at all times fully complies with all Service Levels and the Security Measures. Nothing in this Section 4.5 shall in any way limit or exclude any liability which PhotoChannel may incur under the terms of this Agreement.

4.6 INTEGRATION. Wal-Mart may, in its sole discretion and at any time during the Term of this Agreement, elect to integrate and link the Branded System to the Wal-Mart Photocenter. PhotoChannel agrees to provide all necessary support to any Affiliate of Wal-Mart to enable such integration in a timely manner.

4.7 BACKUPS. After successful completion of the Post-Installation Test, PhotoChannel shall:

      (a) conduct a full backup of the Branded System and related data and content (including, without limitation, all System Content) once every seven (7) consecutive days (a "FULL BACKUP");

      (b) conduct an incremental backup from the last Full Backup of the Branded System and related data and content (including, without limitation, all System Content) once every day;

      (c) upon any backup provided under this Section 4.7 being completed, store all backup materials in a safe and secure environment fit for the back-up media and not located at the same location as the Initial Computer Facilities, the Computer Facilities or the Recovery Facility; and

      (d) retain all backup materials created under this Section 4.7 for at least 2 months after the date the respective backup was made.

4.8 CONTENT STORAGE. During the term of this Agreement, PhotoChannel shall store on the Computer Facilities (or the Initial Computer Facilities as the case may be) all information related to, generated by or uploaded to the Branded System, including without limitation, all System Content. Notwithstanding the foregoing, Photos and Selected Pictures shall only be retained on the Computer Facilities (or the Initial Computer Facilities as the case may be) for the following period of time:

            (i) 45 days from the date any Photo is uploaded to an Online Album; and

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                                       17


            (ii) 15 days from the date a Selected Picture was created in the context of a Gift Transaction or a Print Transaction and for which said Selected Picture is not part of an Online Album,

      provided, however, that prior to deleting any such Photo, PhotoChannel shall provide the relevant Member with the option to lease storage space for the archival of such Photo as same is set forth in Section 7.7 unless Wal-Mart requests otherwise.

4.9   MONITORING.

      (a) SECURITY. PhotoChannel shall monitor access and use of the Branded System, the Computer Facilities (or the Initial Computer Facilities, as the case may be) and the Recovery Facility, and shall take all measures necessary, including without limitation, the diligent implementation, application and periodic review, update and upgrade of the Security Measures (as same may be required), so as to ensure that the security and integrity of the Branded System is not compromised and that any confidential, personal or proprietary information stored on the Computer Facilities (or the Initial Computer Facilities as the case may be) or the Recovery Facility is not accessed, altered or destroyed by or communicated to an unauthorized person. PhotoChannel shall maintain records of all attempts to obtain unauthorized access, all actual instances of unauthorized access and all other attempts to compromise the security of the System (including, without limitation, the Security Measures) or to obtain any confidential, personal or proprietary information from the Computer Facilities (or the Initial Computer Facilities as the case may be) or the Recovery Facility, shall maintain a log of same and shall forthwith notify Wal-Mart and the following individuals of any such attempts whether they be successful or unsuccessful:

            (i)   Wal-Mart Canada Corp.
                  1940 Argentia Road
                  Mississauga, Ontario
                  L5N 1P9

                  Attention: Director of ISD

            (ii)  Wal-Mart Canada Corp.
                  1940 Argentia Road
                  Mississauga, Ontario
                  L5N 1P9

                  Attention: Director of Loss Prevention and Risk Prevention

      (b) USAGE. PhotoChannel shall monitor and log access and use of the Branded System and shall provide Wal-Mart with such statistics and other information relating to use of the Branded System as Wal-Mart may request, including without limitation, the following information:

            (i)   the number of Members during a specified period;

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                                       18


            (ii) the number of Members accessing the Branded System during a specified period;

            (iii) the  average  size of  Members'  Online  Album(s) at any given time;

            (iv) the number of Print Transactions and/or Gift Transactions during a specified period;

            (v) the originating Member or Guest of any Print Transaction and/or Gift Transaction;

            (vi) the name and particulars of Members who have terminated their respective account or who have asked for termination of same; and

            (vii) the origin of any Print  Transaction  and/or Gift Transaction, namely whether the Print Transaction and/or Gift Transaction resulted from use of the Wal-Mart Site, from use of Windows XP Ordering Wizard or from use of any other site, resource or system.

      (C) COMPLIANCE AND USER COMPLAINTS. PhotoChannel shall forthwith report to Wal-Mart any breach of the Terms and Conditions of Use by any user of the Branded System which it discovers or becomes aware of. Without any limitation to the generality of the foregoing, PhotoChannel shall forthwith notify Wal-Mart of any complaint received from any user of the Branded System which relates to such user's use or any third party's use of the Branded System and/or which relates to any System Content and shall concurrently provide Wal-Mart with full particulars of such complaint.

      (D) TERMINATION OF MEMBER ACCOUNTS. PhotoChannel shall forthwith notify Wal-Mart of any request by any Member to terminate said Member's account on the Branded System. Notwithstanding the provisions of
            Section 4.8, PhotoChannel shall preserve all Member Content for said Member until such time as Wal-Mart may in its sole discretion specify. Upon Wal-Mart providing PhotoChannel with written notice, PhotoChannel shall send an e-mail message, the content of which shall be provided by Wal-Mart in writing, to the user's e-mail address, as same is set forth in the Member Information, and to such other e-mail address as said Member may request in writing, confirming deletion of said Member's account.

      The logs discussed in this Section 4.9 shall collectively be referred to as the "SYSTEM LOGS". PhotoChannel shall provide Wal-Mart with a copy of the System Logs (or any portion thereof) within six (6) Business Days of Wal-Mart requesting same.

4.10 SUPPORT SERVICES. PhotoChannel and Wal-Mart agree that PhotoChannel shall be solely responsible for the support and maintenance of all the Software and each of the Order Processing Systems, all of which shall be provided in accordance with the standards and other requirements set forth herein and all of which shall be provided as Wal-Mart's agent and according to the Wal-Mart Standards. Without limitation to the foregoing, PhotoChannel shall be solely responsible for providing turnkey software support services (the "SUPPORT SERVICES") to Printers, Producers, Members and any users of the Branded System by way of telephone, e-mail or through web-based devices, such support to include without limitation:

            o providing and operating a toll-free support line available on Business Days between the hours of 9:00 a.m. and 5:00 p.m. (Eastern Time) or as mutually agreed to by the parties, based on maintaining a high level of customer support as same is provided in or envisaged by the Wal-Mart Standards;

            o  receiving support requests on a 24 hour, 7 day a week basis;

            o creating, maintaining and updating an interactive problem-solving engine and developing FAQs (Frequently Asked Questions guides), tutorial and demonstration tools available through the Branded System;

            o confirming whether a support request involves a possible software and/or hardware problem;

            o providing assistance, information, instructions and advice to answer questions and other needs relating to the Software and the Order Processing System generally and/or to the use and maintenance thereof;

            o acquiring from the inquiring party the related information or materials necessary to analyse any software problem(s);

            o providing on-site support and maintenance services with respect to each of the Order Processing Systems for a period of two (2) years after the date of their respective successful installation as same is provided under Section 3.2; and

            o  providing  the  inquiring  party  with  the  fixes,   Updates  or
               Maintenance Updates produced by it which correct the software problem or providing an acceptable work-around.

4.11  CLASSIFICATION OF PROBLEMS.

      (a) SOFTWARE. If it is determined that the support request is the result of a software problem, the software problem will be logged by PhotoChannel and priority will be assigned according to the following types:

                 Type A _____ The software  problem causes the user to be unable to use the Software or a critical feature of the Software;

                 Type B _____ The software  problem causes the user to be unable to use a feature of the Software it deems necessary or desirable;

                 Type C _____  The  software  problem  causes  the  user  to  be inconvenienced  in  its  use  of  the  Software  but  an
                        alternative procedure is reasonably available to continue proper use of the Software; and

                 Type D _____  The  software  problem  constitutes  a  cosmetic error.

      (B) HARDWARE. If it is determined that the support request from a Printer and/or Producer is the result of a hardware problem, the hardware problem will be logged by PhotoChannel and priority will be assigned according to the following types:

                 Type A _____ The  hardware  problem  causes the Printer  and/or
                        Producer to be unable to use the Order Processing System or a critical feature of the Order Processing System;

                 Type B _____ The  hardware  problem  causes the Printer  and/or
                        Producer to be unable to use a feature of the Order Processing System it deems necessary or desirable; and

                 Type C _____ The  hardware  problem  causes the Printer  and/or
                        Producer to be inconvenienced in its use of the Order Processing System but an alternative procedure is reasonably available to continue proper use of the Order Processing System.

4.12 SUPPORT SERVICE LEVELS. The following service levels shall apply to the Support Services provided hereunder:

      (a) PhotoChannel shall respond to the user(s) within a reasonable period of time not to exceed six (6) hours, after receipt of such request, during Business Day hours of support as same is provided in Section 4.10, such response to provide the software resolution if available (and if applicable), and/or the assistance, additional information or materials required. If the request involves a software and/or hardware problem which cannot be resolved immediately, PhotoChannel shall provide the user with a status of the software problem including, but not limited to, an estimate of the time required to produce a resolution.

      (b) PhotoChannel shall correct a software problem within a period of time not to exceed:

            (i)   6 hours in the case of a Type A software problem;

            (ii)  1 day in the case of a Type B software problem;

            (iii) 1 week in the case of a Type C software  problem or such later date as may be mutually agreed to by the parties;

      (c) PhotoChannel shall diligently attempt to correct a hardware problem within a period of time not to exceed:

            (i)   4 hours in the case of a Type A hardware problem;

            (ii)  4 hours in the case of a Type B hardware problem; or

            (iii) 3 days in the case of a Type C hardware  problem or such later date as may be mutually agreed to by the parties,

            provided however, that should PhotoChannel be unable to correct a Type A and/or a Type B problem in the time frames provided in Sub-paragraphs 4.12(c)(i) and 4.12(c)(ii), PhotoChannel shall replace the equipment within 24 hours of having first been notified of the hardware problem, the foregoing being subject to the availability of product and means of transportation, provided that but in no event shall the aforesaid equipment replacement take place later than 48 hours after having been first notified of the hardware problem.

      (d) Type D software problems shall be resolved in the next Maintenance Update of the relevant Software item or items (as the case may be).

      (e) Without limitation to the any of the foregoing, PhotoChannel shall allocate a sufficient number of qualified individuals to meet the above requirements. All services provided by PhotoChannel shall be provided in a professional manner in accordance with the highest industry standards. For greater certainty, nothing herein shall in any way limit the scope of PhotoChannel's obligations, covenants, representations, warranties or indemnities set forth hereunder or any liability of PhotoChannel which may arise under this Agreement.

      (f) PhotoChannel shall monitor and compile statistics with respect to support requests and shall, at Wal-Mart's request, provide Wal-Mart with a management report containing details regarding the following within five (5) Business Days of said request being made:

            (i)   Number of support requests during month;

            (ii) Average time to respond to support request received during month;

            (iii) Average  call  length for  support  requests  received  during month;

            (iv)  Unresolved support requests as at the end of month;

            (v)   Resolved support requests as at the end of month;

            (vi) Time to resolve support requests resolved during month, both on an individual and average basis;

            (vii) Support request aging for each  unresolved  support request at the end of the month;  and

            (viii)Severity  level  reporting  for  open  and  resolved   support
                  requests.

            The information provided with respect to each of the foregoing shall be broken down as follows: (i) support requests relating to proper use of software; (ii) support requests relating to a Type A software problem; (iii) support requests relating to a Type B software problem; (iv) support requests relating to a Type C software problem; (v) support requests relating to a Type D software problem;
            (vi) support requests relating to proper use of Order Processing System; (vii) support requests relating to a Type A hardware problem; (viii) support requests relating to a Type B hardware problem; and (ix) support requests relating to a Type C hardware problem.

4.13 MAINTENANCE UPDATES. PhotoChannel shall ensure that the Software is fully operational with both current and new commercial operating system software and application platforms currently used by Wal-Mart, Printers and, in the case of PCUploader, typical users of software applications similar to PCUploader. Such improvements and/or modifications shall be made at no cost to Wal-Mart. At intervals no greater than once every two (2) months, PhotoChannel shall release an update (a "MAINTENANCE UPDATE")
      incorporating such improvements and any bug fixes or patches produced since the last Maintenance Update. For greater certainty, to the extent that no such improvements, bug fixes or patches need to be produced in a particular 2 month interval, PhotoChannel shall not be required to release a Maintenance Update within the aforesaid 2 month period. PhotoChannel shall notify Wal-Mart at least ten (10) Business Days prior to incorporating any Maintenance Update, such notice to include full particulars of the proposed Maintenance Update, including without limitation all Documentation relating thereto. The incorporation of a Maintenance Update shall in no way limit the scope of PhotoChannel's obligations, covenants, representations, warranties or indemnities set forth hereunder or any liability of PhotoChannel which may arise under this Agreement.

                                   ARTICLE 5
                            UPDATES AND ENHANCEMENTS

5.1   UPDATES.

      (a) INCORPORATION. PhotoChannel will forthwith notify Wal-Mart of any update, upgrade, revision and/or improvement to the then current version of the System, PCUploader and/or the PhotoChannel Lab System Software (an "UPDATE") at least ten (10) Business Days prior to incorporating said Update, such notice to include full particulars of the proposed Update, including without limitation all Documentation relating thereto. The incorporation of an Update shall in no way limit the scope of PhotoChannel's obligations, covenants, representations, warranties or indemnities set forth hereunder or any liability of PhotoChannel which may arise under this Agreement.

      (b) CONTINUOUS DEVELOPMENT. PhotoChannel will, at its cost and expense, conduct such research and development activities relating to the Software and the Branded System for the secure, integrated operation thereof as may be reasonably necessary to ensure that the Software and the Branded System continue to be market leaders and leading edge products in the Online Print Business and PhotoChannel shall, at its sole cost and expense, upgrade, update, enhance, modify, develop and fix the Software to the extent necessary to give effect to the foregoing.

      (c) THIRD PARTY SOFTWARE. PhotoChannel agrees that any and all Third Party Software to be bundled into or used with the Branded System after the date hereof must be approved in writing by Wal-Mart in advance, such approval not to be unreasonably withheld.

5.2 ENHANCEMENTS. Wal-Mart may from time to time during the term of this Agreement require PhotoChannel to make Enhancements to the System,
      PCUploader and/or the PhotoChannel Lab System Software or to create accessories or utilities for the Branded System. Subject to Section 5.2, all such work shall be done on a time and material basis at the lowest rate PhotoChannel then charges to any of its customers; provided that such rate shall be no higher than $150 per hour and that PhotoChannel shall obtain Wal-Mart's consent prior to engaging any expenses. Should Wal-Mart desire the development of an Enhancement, it shall deliver to PhotoChannel a written statement of requirements for the Enhancements in the form set forth in Schedule 5.2 (the "STATEMENT OF WORK"). Within five (5) Business Days of receiving the Statement of Work, PhotoChannel shall provide Wal-Mart with a price quote for the work it estimates will be required to implement the required Enhancements. PhotoChannel shall also provide Wal-Mart with a project schedule for the development of the required Enhancements in the form set forth in the Statement of Work. Should Wal-Mart authorize PhotoChannel to proceed, PhotoChannel shall use its best efforts to complete the Enhancements within the time period allotted for each phase of development and to complete said Enhancements on or before any deadline set forth and mutually agreed to in any accepted Statement of Work. The development of said Enhancements shall be subject to the terms and conditions set forth in the Statement of Work, provided, however, that should such terms and conditions be inconsistent with the terms and conditions hereof, the terms and conditions hereof shall prevail. PhotoChannel shall notify Wal-Mart at least ten (10) Business Days prior to incorporating said Enhancements, such notice to include full particulars of the proposed Enhancements, including without limitation all Documentation relating thereto. The incorporation of Enhancements shall in no way limit the scope of PhotoChannel's obligations, covenants, representations, warranties or indemnities set forth hereunder or any liability of PhotoChannel which may arise under this Agreement. Unless Wal-Mart otherwise consents in writing, PhotoChannel shall refrain from allowing any of its customers from using any Enhancement for a period of six (6) months after such Enhancement has been implemented with respect to the Branded System; provided, however, that where PhotoChannel can show that it had committed to delivering an Update incorporating the same or substantially the same functionality as said Enhancement within a period of six (6) months from the date Wal-Mart delivered the relevant Statement of Work, no such exclusivity period shall apply.

5.3 FREE ENHANCEMENTS. PhotoChannel shall provide to Wal-Mart, at no charge, such reporting tools for the Branded System (and for the use, operation and administration thereof and for the Online Print Business conducted thereon) as Wal-Mart may reasonably request.

5.4 UPDATE OF DOCUMENTATION. Prior to any Update, Maintenance Update or Enhancement being incorporated to the Branded System, PhotoChannel shall ensure that the Documentation is updated and/or expanded so as to reflect the changes and/or additions to the Branded System resulting from the incorporation of such Maintenance Update, Update and Enhancement. Nothing herein shall serve to extend any period of time within which PhotoChannel must incorporate any such Maintenance Update, Update and/or Enhancement to the Branded System.

                                   ARTICLE 6
                                    TRAINING

6.1 BRANDED SYSTEM ET AL. At the request of Wal-Mart, PhotoChannel shall provide at its sole cost and expense training in the use and operation of the Branded System, the Software and any other software licensed to Wal-Mart pursuant to this Agreement, including any Enhancement, Maintenance Update and/or Update thereto. Such training shall be provided to such Wal-Mart personnel as Wal-Mart may designate and shall be provided at such locations as Wal-Mart may reasonably designate.

6.2 PHOTOCHANNEL LAB SYSTEM SOFTWARE. At the request of Wal-Mart, PhotoChannel shall provide at its sole cost and expense training in the use and operation of the PhotoChannel Lab System Software to such Wal-Mart personnel and to such Printer and/or Producer personnel as Wal-Mart may designate.

                                   ARTICLE 7
                                      FEES

7.1 GENERAL. Except as expressly provided in this Article 7 , no other fees, charges, costs or other benefits or consideration shall be payable by Wal-Mart under the terms of this Agreement.

7.2 CUSTOMISATION. In consideration for the creation, installation and the configuration of the Wal-Mart Site and the Branded Environment and the rendering of other services and the supply of other products related thereto, Wal-Mart shall pay PhotoChannel the amount of $______ (collectively, the "CUSTOMISATION FEE").

7.3   DEVELOPMENT FEE.

      (a) FUNDAMENTAL CHANGES. Subject to Section 2.5, in consideration for the services rendered by PhotoChannel with respect to the making of fundamental changes to the Branded Environment and the rendering of other services and the supply of other products related thereto, Wal-Mart shall pay PhotoChannel the amounts set forth in Section 2.5.

      (b) ENHANCEMENTS. Subject to Section 5.2, in consideration for the services rendered by PhotoChannel with respect to the creation of Enhancements and the rendering of other services and the supply of other products related thereto, Wal-Mart shall pay PhotoChannel the amounts set forth in Section 5.2.

      (collectively, the "DEVELOPMENT FEE")

7.4 INSTALLATION FEE. In consideration for the services rendered by PhotoChannel with respect to the installation and configuration of the PhotoChannel Lab System Software and the rendering of other services and the supply of other products related thereto, Wal-Mart shall pay PhotoChannel a one time set-up fee for each Order Processing System that is integrated to the Branded System for the purpose of receiving and processing Gift Order Forms and/or Print Order Forms, as follows:

      (a) $________ in the case of an Order Processing System used by a Wal-Mart Printer, by Photo Gift Company Ltd. or by Kodak; or

      (b) $________ in the case of an Order Processing System used by a Printer, other than:

            (i)   a Wal-Mart Printer;

            (ii)  Photo Gift Company Ltd.; and

            (iii) Kodak

      (collectively, the "INSTALLATION FEE")

7.5 MANAGEMENT FEE. In consideration for the services rendered by PhotoChannel with respect to the turn-key management of the Branded System, the Computer Facilities (or the Initial Computer Facilities, as the case may be) and the Recovery Facility, and the rendering of other services and the supply of other products related thereto, PhotoChannel shall be entitled to receive the following amounts:

      (a) __% of the Net Print Transaction Fees generated each month by any Printer, excluding Kodak;

      (b)   __% of the Net Print Transaction Fees generated each month by Kodak;
            and

      (c) __% of the Net Gift Transaction Fees generated each month; provided, however, that the amount of this percentage shall be reduced based on the number of Wal-Mart Printers who are connected to the Branded System, as same is calculated in Section 7.6, as follows:

         -----------------------------------------------------------------------
         Number  of  Wal-Mart  Printers   Percentage of Net Gift Transaction
         connected to the Branded System  Fees generated during a relevant month
         -----------------------------------------------------------------------
         0-14                             __%
         -----------------------------------------------------------------------
         15-29                            __%
         -----------------------------------------------------------------------
         30-44                            __%
         -----------------------------------------------------------------------
         45-59                            __%
         -----------------------------------------------------------------------
         60-74                            __%
         -----------------------------------------------------------------------
         75+                              __%
         -----------------------------------------------------------------------

      (collectively, the "MANAGEMENT FEE").

7.6 SERVICE FEE. In consideration for the provision of services relating to connecting the Order Processing Systems to the Branded System, the maintenance of the Order Processing Systems and the rendering of Support Services, PhotoChannel shall be entitled to receive a monthly service fee equal to:

      (a) $___ for each Wal-Mart Printer, if there are 1 to 10 Wal-Mart Printers connected to the Branded System;

      (b) $___ for each Wal-Mart Printer, if there are 11 to 29 Wal-Mart Printers connected to the Branded System; or

      (c) $___ for each Wal-Mart Printer, if there are more than 29 Wal-Mart Printers connected to the Branded System;

      provided, however, that the highest number of Wal-Mart Printers in existence at any given time during the relevant month shall be utilised for the purposes of the above calculation (the "SERVICE FEE").

7.7   STORAGE FEE.

      (a) PHOTO ARCHIVAL SERVICE. In consideration for the supply by PhotoChannel of storage space for the Member Content beyond the time periods specified in Section 4.8 (to the extent same may be requested from time to time by Wal-Mart in its sole discretion), PhotoChannel shall be entitled to offer Members the option of purchasing from it storage space on the Computer Facilities (or the Initial Computer Facilities, as the case may be) in exchange for the payment of a storage fee (a "STORAGE FEE") subject to the following terms and conditions:

            (i) The Storage Fee shall be charged individually for each Photo which is archived by the Member and shall be calculated based on the file size of such Photo;

            (ii) The Storage Fee shall be set by Wal-Mart in its sole discretion, provided, however, that the Storage Fee shall be no lower than $____ per year (or such prorated amount derived therefrom) for every megabyte of storage space used for the archival by a Member of a Photo located in said Member's Online Album.

            (iii) The archival  period for a Photo being  purchased  shall be no less than one (1) month and shall be no greater than 12 months (the "ARCHIVAL PERIOD");

            (iv)  The  Storage  Fee shall be  calculated  based on the  Archival
                  Period;

            (v) The Archival Period for a Photo shall only commence after the expiry of the relevant period of time set forth in Section 4.8;

            (vi) The terms and conditions shall comply with and/or implement the Wal-Mart Standards and the Terms and Conditions of Use to the extent possible; and

            (vii) The terms and conditions  shall be subject to Wal-Mart's prior written approval.

      (b) LIMITED AND EXHAUSTIVE RIGHTS. It is acknowledged and agreed that nothing in this Section 7.7 shall limit or terminate any right granted to Wal-Mart or any covenant, representation, warranty and/or indemnity of PhotoChannel hereunder or shall limit or exclude any liability of PhotoChannel arising hereunder. It is further acknowledged and agreed that PhotoChannel shall forthwith cease providing the services contemplated in this Section 7.7 upon Wal-Mart providing it with written notice of same.

7.8 REBATE. At the end of each twelve (12) month period commencing on the System Launch Date (the "YEAR"), PhotoChannel shall pay Wal-Mart the following rebate (the "Rebate"):

      (a) __% of all Management Fees, excluding those related to Net Print Transaction Fees generated by Kodak, paid during said Year if said aggregate amount (rounded up to the dollar) is equal to or greater than $_______ but less than $_______;

      (b) __% of all Management Fees, excluding those related to Net Print Transaction Fees generated by Kodak, paid during said Year if said aggregate amount (rounded up to the dollar) is equal to or greater than $_______ but less than $_______;

      (c) __% of all Management Fees, excluding those related to Net Print Transaction Fees generated by Kodak, paid during said Year if said aggregate amount (rounded up to the dollar) is equal to or greater than $_________ but less than $_________;

      (d) __% of all Management Fees, excluding those related to Net Print Transaction Fees generated by Kodak, paid during said Year if said aggregate amount (rounded up to the dollar) is equal to or greater than $_________ but less than $_________;

      (e) __% of all Management Fees, excluding those related to Net Print Transaction Fees generated by Kodak, paid during said Year if said aggregate amount (rounded up to the dollar) is equal to or greater than $_________ but less than $_________;

      (f) __% of all Management Fees, excluding those related to Net Print Transaction Fees generated by Kodak, paid during said Year if said aggregate amount (rounded up to the dollar) is equal to or greater than $_________ but less than $_________; or

      (g) __% of all Management Fees, excluding those related to Net Print Transaction Fees generated by Kodak, paid during said Year if said aggregate amount (rounded up to the dollar) is equal to or greater than $_________.

7.9 ENHANCEMENT REBATE. To the extent PhotoChannel is permitted under the terms hereunder to provide an Enhancement requested by Wal-Mart to its other customers, Wal-Mart shall be entitled to a rebate of the Development Fee paid for said Enhancement equal to the Development Fee less Wal-Mart's prorated share of the Development Fee, namely the following amount (the "ENHANCEMENT REBATE"):

--------------------------------------------------------------------------------
 Development Fee  -                  Development Fee
                    -----------------------------------------------------------
                   (number of PhotoChannel customers using said Enhancement + 1)
--------------------------------------------------------------------------------

7.10 COMMISSION. For each Storage Fee charged by PhotoChannel to a Member, PhotoChannel shall pay Wal-Mart an amount equal to:

      (a) the applicable Storage Fee, expressed on a monthly basis, multiplied by the number of megabytes of storage purchased by said Member for the archival of the relevant Photo and multiplied by the Archival Period (expressed in months); LESS

      (b) $_______ multiplied by the number of megabytes of storage purchased by said Member for the archival of the relevant Photo multiplied by the Archival Period (expressed in months),

      (a "COMMISSION")

      For Greater certainty, a Commission derived from a Storage Fee charged by PhotoChannel may be calculated using the following formula:

--------------------------------------------------------------------------------
 monthly Storage Fee ($/Megabyte) * file size of Photo (in MegaBytes) * Archival
                                Period (in months)

                                      LESS

$_______/Megabyte * Photo File Size (in MegaBytes) * Archival Period (in months)
--------------------------------------------------------------------------------

7.11  PAYMENT TERMS.

      (a) CUSTOMISATION FEE. Unless disputed, the Customisation Fee shall be payable within thirty (30) days of the System Launch Date.

      (b) INSTALLATION FEE. Within the end of each month, PhotoChannel shall caculate the amount of the Installation Fee which is payable (if any) and invoice Wal-Mart for said month. Unless disputed, Wal-Mart shall pay any invoice within thirty (30) days of said invoice being received by it.

      (c) DEVELOPMENT FEE. PhotoChannel shall render invoices to Wal-Mart for any Development Fee incurred hereunder on the last Business Day of every month. At a minimum, each invoice for services performed by PhotoChannel shall be accompanied by supporting documentation, including without limitation name of employee(s) or subcontractors having rendered services being invoiced, hours worked by each during the billing period and total for each category of services. Unless disputed, Wal-Mart shall pay any invoice within thirty (30) days of said invoice having been received by it.

      (d) MANAGEMENT FEE. Within thirty (30) days after the end of each month, PhotoChannel shall calculate the amount of the Management Fee which is payable (if any) and invoice Wal-Mart for said month. Unless disputed, Wal-Mart shall pay any invoice within thirty (30) days of said invoice having been received by it.

      (e) SERVICE FEE. Within thirty (30) days after the end of each month, PhotoChannel shall calculate the amount of the Service Fee which is payable, prorated by the number of days in the applicable month (if any) and invoice Wal-Mart for said month or portion thereof. Unless disputed, Wal-Mart shall pay any invoice within thirty (30) days of said invoice having been received by it.

      (f) REBATE. The Rebate shall be payable by PhotoChannel to Wal-Mart within thirty (30) days after the end of the relevant Year.

      (g) COMMISSION. The Commissions generated during each calendar month shall will be paid by PhotoChannel to Wal-Mart on or before the twenty-first (21st) day of the calendar month following the end of the relevant calendar month.

      (h) ENHANCEMENT REBATE. The Enhancement Rebate shall be calculated by PhotoChannel at the end of each calendar month. To the extent any additional customers have been permitted to use an Enhancement requested by Wal-Mart during said month, PhotoChannel shall pay Wal-Mart on or before the twenty-first (21st) day of the following calendar month the difference between the adjusted rebate
            (incorporating the additional customers) and the sum of all Enhancement Rebates previously paid to Wal-Mart for said Enhancement.

7.12 DISPUTED AMOUNTS. Wal-Mart shall notify PhotoChannel in writing on or before the due date of any amounts in any invoice that Wal-Mart is disputing in good faith. Wal-Mart and PhotoChannel shall use commercially reasonable efforts to resolve said dispute. If no agreement is reached within sixty (60) days of the date the amount became due, then such disputed amounts shall be paid as may be required by law or legal process.

7.13 SUSPENSION OF PAYMENT. Wal-Mart may withhold any payment it is required to make hereunder if PhotoChannel commits a material breach of this Agreement which has not been remedied to the full satisfaction of Wal-Mart provided that Wal-Mart has given notice in writing to PhotoChannel of the alleged material breach.

7.14  __________________________________________________________________________

7.15 AUDIT. For purposes of validating fees and charges made and paid for under this Agreement, Wal-Mart shall have the right to inspect PhotoChannel time cards, or any other documents that reveal time spent by PhotoChannel personnel on services provided on a time and materials basis or any costs incurred hereunder for which it is seeking reimbursement under the terms hereof. Wal-Mart shall also be entitled to verify all financial records or other documents used by PhotoChannel to calculate any fees or costs which are payable by Wal-Mart hereunder. PhotoChannel shall make available such documents during normal hours of business, and for at least three (3) years following the termination or expiration of this Agreement. Any costs relating to the foregoing shall be borne exclusively by Wal-Mart unless such inspection reveals a material deficiency (which, for purposes of this Section, shall mean a discrepancy greater than _%) in said records which has resulted in an overpayment by Wal-Mart of such fees or expenses hereunder, in which case any such costs shall be borne exclusively by PhotoChannel. PhotoChannel shall forthwith remit any overpayment to Wal-Mart.

                                   ARTICLE 8
                              PROPRIETARY RIGHTS &
                            CONFIDENTIAL INFORMATION

8.1 PHOTOCHANNEL RIGHTS. With the exception of any Wal-Mart Materials and/or Branded Environment embodied therein, PhotoChannel shall retain all rights in and to the System, PCUploader and the PhotoChannel Lab System Software and shall have exclusive rights in the Enhancements (except as provided for in Section 8.4), the Maintenance Updates (except as provided for in
      Section 8.4) and the Updates (except as provided for in Section 8.4) and that PhotoChannel shall hold any and all of the Intellectual Property Rights embodied therein or represented thereby, subject to the terms and conditions herein contained. Wal-Mart acknowledges PhotoChannel's exclusive right, title and interest in and to the System and acknowledges that nothing herein shall be construed to accord to Wal-Mart any rights in the System, except as expressly provided herein.

8.2 RIGHTS TO WAL-MART MATERIALS. Wal-Mart shall have and/or retain all rights in and to the Wal-Mart Materials and/or the Branded Environment, including any and all of the Intellectual Property Rights embodied therein or represented thereby. PhotoChannel acknowledges Wal-Mart's exclusive right, title and interest in and to the Wal-Mart Materials and the Branded Environment and acknowledges that nothing herein shall be construed to accord to PhotoChannel any rights in any of the Wal-Mart Materials and/or the Branded Environment except as expressly provided herein. Without any limitation to the foregoing, PhotoChannel acknowledges that any proprietary rights arising through the operation of the Branded System shall automatically vest in Wal-Mart. Without any limitation to the foregoing, PhotoChannel hereby acknowledges that any use of the Wal-Mart

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                                       31


      Marks on the Branded System and the goodwill symbolized by and connected with such use of the Wal-Mart Marks will inure solely to the benefit of Wal-Mart (or its licensors). To the extent Wal-Mart requires PhotoChannel to participate in the creation and/or modifications of Wal-Mart Materials and/or Branded Environment, PhotoChannel shall obtain from any of its employees, subcontractors and/or employees of any such subcontractors it may employ to perform such work, prior to the commencement of any such work, an assignment from each such employee and/or subcontrator in favour of Wal-Mart assigning all Intellectual Property Rights arising from or embodied in such work as well as a waiver of any moral rights each such employee may hold with respect to their work, all in a form satisfactory to Wal-Mart. All such assignments and waivers shall be remitted by PhotoChannel to Wal-Mart forthwith upon their execution.

8.3 RIGHTS TO SYSTEM CONTENT. All System Content shall be the exclusive property of Wal-Mart and Wal-Mart shall hold any and all of the Intellectual Property Rights embodied therein or represented thereby.

8.4 RIGHTS TO ENHANCEMENTS, ETC. Wal-Mart shall have the exclusive right to any patent (including without limitation the exclusive right to file a patent application) relating to any invention embodied in:

      (a) any Enhancement it may request be created during the term of this Agreement, but only to the extent that PhotoChannel had not already independently developed such invention; and

      (b) any Maintenance Update or Update, but only to the extent it or its employees, agents, subcontractors and/or Affiliates have communicated the particulars of such invention to PhotoChannel and only to the extent that PhotoChannel had not already independently developed such invention.

8.5 CONFIDENTIALITY OF INFORMATION. The parties hereto acknowledge that the terms of this Agreement as well as all material and information which has or will come into the possession of the other party and any knowledge gained by one party from the other party in connection with this Agreement or the performance of this Agreement (the "CONFIDENTIAL INFORMATION"), is confidential and proprietary to the originating party, which disclosure to or use by third parties will cause irreparable harm to the originating party. Both parties agree to hold the Confidential Information in strictest of confidence, not to make use thereof other than for the performance of this Agreement, to release it only to such employees requiring such information for the performance of this Agreement, and not to release or disclose it to any other party. Without any limitation to the foregoing, all System Content shall be deemed to be Confidential Information of Wal-Mart.

8.6 CONFIDENTIALITY OF MEMBER CONTENT. PhotoChannel acknowledges that Member Content may constitute confidential, personal and/or proprietary information of respective Members. PhotoChannel agrees to hold such material and information in the strictest of confidence and not to make any use or copies thereof other than for the performance of this Agreement. PhotoChannel further agrees not to record and/or collect any information from any Person who accesses the Wal-Mart Site (including without limitation the conducting of any data matching and/or data mining) or solicit any such Person except as expressly provided hereunder and except as expressly directed by Wal-Mart.

8.7 INJUNCTIVE RELIEF. The parties hereto acknowledge that each is obligated to protect the other's proprietary information and confidential information and such protection is essential to the business interest of the originating party and that the unauthorized disclosure or use of such proprietary information or confidential information would cause the other party immediate, substantial and irreparable harm, the value of which would be extremely difficult to determine. Accordingly, the parties agree that, in addition to any other remedies that may be available in law, equity, or otherwise for the unauthorized disclosure, use, reproduction or retention of the proprietary information or confidential information, the originating party shall be entitled to obtain a temporary restraining order, injunctive relief, or other equitable relief against the other party.

                                   ARTICLE 9
                                    LICENSES

9.1 BRANDED SYSTEM. For the Term of this Agreement, PhotoChannel hereby grants to Wal-Mart:

      (a) a worldwide, non-exclusive, transferable license to use the System (including without limitation all Enhancements, Updates and Maintenance Updates relating thereto) and to allow others to use the System, as same relates to Wal-Mart's or such other Person's use of the Branded System and/or Wal-Mart's Online Print Business;

      (b) a worldwide, non-exclusive, transferable license to use the PhotoChannel Lab System Software, which license includes the right to grant sublicenses to Producers and/or Printers in conjunction with Wal-Mart's Online Print Business;

      (c) a worldwide, non-exclusive, transferable license to use PCUploader, which license includes the right to grant sublicenses to users of the Branded System;

      (d) a worldwide, non-exclusive, transferable license to use any Update, Maintenance Update and Enhancement which Wal-Mart does not own, which license includes the right to grant sublicenses to Producers and/or Printers where the foregoing relate to the PhotoChannel Lab System Software and which license includes the right to grant sublicenses to users of the Branded System where the foregoing relate to PCUploader, which licenses also includes the right to grant sublicenses in each of the foregoing to any Affiliate of Wal-Mart.

9.2 WAL-MART MATERIALS. Wal-Mart hereby grants to PhotoChannel a non-exclusive, non-transferable license to use the Wal-Mart Materials strictly for the purposes of performing its obligations under this Agreement. Notwithstanding the foregoing, nothing in this Section 9.2

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                                       33


      shall provide PhotoChannel with the right to use the Wal-Mart Marks; provided, however, that PhotoChannel shall be permitted to make reproductions of the Wal-Mart Marks solely for the purposes of performing its obligations under this Agreement. PhotoChannel hereby acknowledges that it is acting as Wal-Mart's agent in operating the Branded System and further acknowledges that said operation of the Branded System will be for the sole benefit of Wal-Mart and shall not be interpreted as granting to it any license (implied or otherwise) to use any of the Wal-Mart Marks except as same is expressly set forth in Section 9.3.

9.3   WAL-MART MARKS.

      (a) LICENSE. Wal-Mart hereby grants to PhotoChannel a revocable, non-exclusive, non-transferable license to use the Wal-Mart Marks which are displayed on such section(s) of the Wal-Mart Site through which PhotoChannel offers the photo archiving services set forth in
            Section 7.7, solely in connection with the provision of said photo archiving services and only on such section(s) of the Wal-Mart Site where said photo archiving services are provided. For greater certainty, Wal-Mart may revoke this license in its sole discretion.

      (b) RESTRICTIONS. Any use of the relevant Wal-Mart Marks provided in this Section 9.3 shall be subject to the section of the Vendor Agreement entitled "Vendor's Requirements with respect to Wal-Mart's Trade Marks" and such other restrictions as Wal-Mart may impose from time to time and, in all cases, shall be subject to Wal-Mart's prior written approval.

9.4 MEDIA. Notwithstanding what is provided herein, all physical media embedding the Wal-Mart Site, the Code, the Documentation, the System Content, the Branded Environment and/or the Wal-Mart Materials, delivered to Wal-Mart in the performance of this Agreement, shall be the exclusive property of Wal-Mart.

                                   ARTICLE 10
                    REPRESENTATIONS, WARRANTIES & INDEMNITY

10.1 REPRESENTATION - STATUS. PhotoChannel hereby represents and warrants that it is a limited partnership duly organized and validly existing and in good standing under the laws of the Province of British Columbia.
      PhotoChannel further represents and warrants that 620077 is its sole general partner.

10.2 REPRESENTATION - EXECUTION. PhotoChannel hereby represents and warrants it has the requisite power and authority to enter into this Agreement and that 620077 has the requisite power and authority to execute this Agreement. PhotoChannel further represents that it has the requisite power and authority to perform its obligations under this Agreement and this Agreement has been duly executed and delivered by it. PhotoChannel further represents and warrants that the execution of this Agreement and the performance of its obligations will not constitute an infringement of any obligations and/or covenants which it is subject to. Wal-Mart hereby represents and warrants that it has the requisite power and authority to enter into and perform its obligations under this Agreement and this

      Agreement has been duly executed and delivered by it. Wal-Mart further represents and warrants that the execution of this Agreement and the performance of its obligations will not constitute an infringement of any obligations and/or covenants which it is subject to.

10.3 REPRESENTATION - FACILITIES. PhotoChannel hereby represents and warrants that it has and will continue to have access to necessary systems, equipment and facilities to perform its duties and obligations under this Agreement including, without limitation systems, equipment and facilities which meet or exceed the specifications provided in Schedule 10.5(a) and/or the specifications attributable to those items set forth in
      Schedule 10.5(a). Without any limitation to the foregoing, PhotoChannel hereby represents and warrants that each of the Initial Computer Facilities, the Computer Facilities and the Recovery Facility will each meet or exceed the specifications and requirements provided in Schedule 10.5(a).

10.4 REPRESENTATION - IP. PhotoChannel hereby represents and warrants that it holds the right to sublicense the System, PCUploader and the PhotoChannel Lab System Software and all other software, documents or other materials to be used or provided under the terms of this Agreement in the manner and to the extent contemplated hereunder. PhotoChannel further represents and warrants that the System, PCUploader and the PhotoChannel Lab System Software, do not and will not infringe any Intellectual Property Right, contractual right, trade secret or other proprietary right of any third party.

10.5  REPRESENTATION - HARDWARE REQUIREMENTS. PhotoChannel hereby warrants that:

      (a) the Branded System will be capable of being fully and successfully integrated with the hardware environment listed in Schedule 10.5(a);

      (b) the PhotoChannel Lab System Software will be capable of being fully and successfully integrated with the hardware environment listed in
            Schedule 10.5(b); and

      (c)   the minimum system  requirements  for PCUploader are those listed in
            Schedule 10.5(c).

10.6 REPRESENTATION - THIRD PARTY SOFTWARE. PhotoChannel hereby represents and warrants that the software listed in Schedule 10.6 is the only Third Party Software used in conjunction with the Branded System or used in conjunction with the rendering of services hereunder. PhotoChannel further represents and warrants that the licenses governing the use of Third Party Software are and will remain in good standing. Without any limitation to the foregoing, PhotoChannel hereby represents and warrants that the performance of PhotoChannel's obligations hereunder is and shall remain in conformity with the rights afforded to and the obligations imposed upon PhotoChannel under the terms of said licenses.

10.7 PHOTOCHANNEL HEREBY DISCLAIMS ANY WARRANTIES ITS SALESPERSONS OR OTHER STAFF MAY HAVE MADE EXCEPT THOSE EXPRESSLY STATED IN THIS AGREEMENT.

10.8 WARRANTY - ORIGINAL DEVELOPMENT. PhotoChannel hereby warrants that all software, Code, Documentation, Enhancements, Updates, Maintenance Updates, customisations and all other materials provided under this Agreement, including without limitation the Wal-Mart Site and the Branded Environment, will be of original development by either it or PNI and will not infringe any Intellectual Property Right, contractual right, trade secret or other proprietary right of any third party.

10.9 WARRANTY - SUCCESSFUL INTEGRATION. PhotoChannel warrants that the System, the Wal-Mart Site, the PhotoChannel Lab System Software and PCUploader will be capable of being fully and successfully integrated and be fully functional with one another.

10.10 WARRANTY - CONFORMITY WITH SPECIFICATIONS. PhotoChannel hereby warrants that the software, programs and computer systems developed, customized and/or enhanced under this Agreement, including without limitation the Branded System, PCUploader and the PhotoChannel Lab System Software will function properly and will function in all material respects in accordance with their respective Functional Requirements and Specifications. Without any limitation to the foregoing, the Branded System, PCUploader and the PhotoChannel Lab System Software, the Enhancements, the Updates, Maintenance Updates, Code, Documentation, and all other work and/or materials developed or provided by PhotoChannel hereunder shall be conceptualised, developed and/or prepared or have been conceptualised, developed and/or prepared according to the highest industry standards.

10.11 WARRANTY - VIRII, TROJANS, BACKDOORS, ETC. PhotoChannel hereby warrants that the software, programs and computer systems developed, customized, enhanced and/or provided under this Agreement, including without limitation the Branded System, PCUploader and PhotoChannel Lab System
      Software:

      (a) do not and will not contain any viruses, trojan horses, backdoors, Easter eggs, time bombs, worms, traps or other similar disabling mechanisms which are intentionally designed to disable, erase, destroy, damage or adversely affect said software, programs and computer systems or reduce or otherwise limit their effectiveness;

      (b) do not and will not contain any invisible text, hidden text, hidden information, hidden graphics or other hidden materials; and

      (c) do not and will not contain any data collection tools, data matching tools or data mining tools other than those indicated in the Functional Requirements and Specifications.

10.12 WARRANTY - SERVICE LEVELS. PhotoChannel hereby warrants that the Branded System shall meet or exceed the Service Levels.

10.13 WARRANTY - SECURITY. PhotoChannel hereby warrants that the Security Measures meet and shall continue to meet industry accepted measures to prevent unauthorised access, communication, alteration and/or destruction of the Branded System and any Confidential Information and/or System Content contained thereon. Without any limitation to the foregoing,

      PhotoChannel hereby warrants that the Security Measures are sufficient, as generally accepted in the industry (including without limitation forthwith implementing the most recent updates for any security or virus protection software as they become available and/or upgrading any software and/or hardware which is no longer supported and/or otherwise becomes outdated or ineffective), to prevent, inter alia:

      (a)   any unauthorized  access to the System (including without limitation
            any  circumvention  of  the  Access   Restrictions  and/or  Security
            Measures);

      (b)   any   unauthorized   alteration,   destruction,   communication   or
            reproduction   of   personal    information   and/or    Confidential
            Information;

      (c)   any   unauthorized   alteration,   destruction,   communication   or
            reproduction of any System Content; and/or

      (d) any viruses, trojan horses, worms, traps or other similar disabling mechanisms which are intentionally designed to disable, erase, destroy, damage or adversely affect the Software and/or the System or reduce or otherwise limit their effectiveness.

10.14 WARRANTY - APPLICABLE LAWS. PhotoChannel covenants and warrants that in performing its obligations hereunder it shall comply with all Applicable Laws including, without limitation:

      (a) the provisions of the Personal Information Protection and Electronic Document Act (Canada) and any similar laws; and

      (b) its obligations to withhold from all Storage Fees all taxes, customs duties, rates, levies, assessments, reassessments and other charges, together with all penalties, interest and fines with respect thereto, payable to any federal, provincial, municipal, local or other government or governmental agency, authority, board, bureau or commission, domestic or foreign, and its obligation to remit same to the proper tax or other receiving authorities within the time required under Applicable Laws.

10.15 WARRANTY - WAL-MART STANDARDS. PhotoChannel covenants and warrants that it shall comply with, respect and/or implement all Wal-Mart Standards in performing its obligations under this Agreement. Without any limitation to the foregoing, PhotoChannel covenants and warrants that it shall fully adhere to and follow the Wal-Mart Standards and the Terms and Conditions of Use in its dealings with Members, Guests and other users of the Branded System.

10.16 NO WAIVER OR LIMITATION. For greater certainty, the participation of Wal-Mart in any testing or the failure of Wal-Mart to participate in any testing provided under the terms hereof and/or the conducting of any due diligence and/or investigations by Wal-Mart (including without limitation any Performance Audit) shall not:

      (a)   relieve  PhotoChannel  from  any  of  its  obligations,   covenants,
            representations, warranties and indemnities hereunder;

      (b)   reduce   the   scope   of  any  of   its   obligations,   covenants,
            representations, warranties and indemnities hereunder; or

      (c) relieve PhotoChannel from any liability it may otherwise incur under the terms hereof.

10.17 REMEDIAL ACTIONS. In the event of a failure of the Wal-Mart Site, the Branded System, the System or any Enhancement, Update, Maintenance Update or other software provided hereunder, PhotoChannel shall, at its sole expense, use its best efforts to remedy and rectify said failure. The foregoing shall not release PhotoChannel from any of its obligations hereunder nor will it limit any of the rights and remedies available to Wal-Mart which may arise in contract or at law as a result of any such failure.

10.18 INDEMNITY. PhotoChannel will indemnify and hold Wal-Mart harmless from and against any action, claim, demand, loss, cost, damage, liability or expense (including reasonable legal fees) arising from: (i) any breach or alleged breach by it of any warranty set out in this Article 10 ; (ii) any breach of any of its obligations or covenants contained in this Agreement;
      (iii) the inaccuracy, incorrectness or untruthfulness of any of its representations contained herein or contained in any document or certificate given in order to carry out the transactions contemplated hereby; and/or (iv) the provision of photo archival services as same is contemplated under Section 7.7 hereof. Wal-Mart will indemnify and hold PhotoChannel harmless from and against any action, claim, demand, loss, cost, damage, liability or expense (including reasonable legal fees) arising from the inaccuracy, incorrectness or untruthfulness of any its representations contained herein.

10.19 PNI AGREEMENT. PhotoChannel shall deliver to Wal-Mart an agreement in the form set out in Schedule 10.19 (the "PNI AGREEMENT"), executed by PNI which shall contain, inter alia, a guarantee with respect to the performance of PhotoChannel's obligations, covenants and warranties hereunder and with respect to the truth, correctness and accuracy of the representations provided by PhotoChannel hereunder, which representations and warranties shall be made by PNI in the PNI Agreement. The PNI Agreement shall also contain a waiver from PNI in favour of Wal-Mart and PhotoChannel with respect to the rights conferred to Wal-Mart hereunder which may infringe on PNI's rights or which may otherwise be inconsistent with the rights PNI has granted to PhotoChannel with respect to the Software (and any restrictions or limits thereto) or any other materials used or provided by PhotoChannel under the terms hereunder. Finally the PNI Agreement shall impose upon PNI the obligations set out in Article 11 , mutatis mutandis.

                                   ARTICLE 11
                               SOURCE CODE ESCROW

11.1 DELIVERY OF SOURCE CODE. Upon execution of this Agreement, PhotoChannel shall cause PNI to enter into a source code escrow agreement with Wal-Mart substantially in the form attached hereto as Schedule 11.1 (the "SOURCE

      CODE ESCROW AGREEMENT") and upon so doing, PhotoChannel shall cause PNI to deliver the Escrow Materials to the Escrow Agent (as such capitalised term is described and/or defined in the Source Code Escrow Agreement). Upon any Update, Maintenance Update, Enhancement and/or other modification being incorporated to the Branded System, PCUploader and/or the PhotoChannel Lab System Software, PhotoChannel shall cause PNI to forthwith deliver to the Escrow Agent the Escrow Material relating to said Update, Maintenance Update, Enhancement or other modification. Should Wal-Mart obtain the Escrow Materials, as same is provided in the Source Code Escrow Agreement, PhotoChannel shall no longer be entitled to receive any fees under the terms of this Agreement. The foregoing shall be in addition to any other rights and remedies which may be available to Wal-Mart.

11.2 SOURCE CODE LICENSE. The Source Code Escrow Agreement shall provide, inter alia, that :

      (a) upon either PhotoChannel or PNI being adjudged bankrupt or upon a receiver being appointed for either PhotoChannel or PNI or upon either PNI or PhotoChannel ceasing to carry on business, Wal-Mart shall have the right (but not the obligation) to obtain the Escrow Materials;

      (b) should Wal-Mart elect to obtain the Escrow Materials, PNI shall grant to Wal-Mart a perpetual, irrevocable, transferable, non-exclusive, worldwide license to use and modify the Escrow Materials, including without limitation all source code for the Software, and to use and modify object code versions derived from any such source code or derived from the modified source code; and

      (c) if Wal-Mart elects to obtain the Escrow Materials, PNI shall be entitled to receive a one time license fee of $10.

                                   ARTICLE 12
                               PERFORMANCE AUDIT

12.1  PERFORMANCE AUDIT.

      (a) Upon reasonable prior notice to PhotoChannel, Wal-Mart and/or its designated representative may conduct a performance audit of the Computer Facilities, of the Recovery Facility or of any premises and/or facilities where the Branded System is installed and/or operated and/or where any System Content, Wal-Mart Materials or Confidential Information is stored or processed (including, without limitation, any embodiments thereof), so as to ensure PhotoChannel's compliance with the terms of this Agreement and so as to evaluate PhotoChannel's performance with respect thereto (such inspection and review, a "PERFORMANCE AUDIT"). PhotoChannel will provide to Wal-Mart and/or its designated representative all support services and facilities reasonably necessary in connection with the Performance Audit at a level at least equal to the level of support services and facilities available to the internal staff of PhotoChannel.

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                                       39


(b) PhotoChannel shall use its best efforts to forthwith remedy any default, deficiency or non-compliance with its obligations or covenants hereunder revealed by any Performance Audit.

ARTICLE 13
                               TERM & TERMINATION

13.1 TERM. This Agreement shall commence on the date hereinabove set forth and, subject to earlier termination as provided herein, continue in effect for a term of two (2) years (the "INITIAL TERM"). This Agreement shall be automatically renewed for one (1) year periods (each such period, a "RENEWAL TERM") unless written notice is provided by Wal-Mart to PhotoChannel not less than thirty (30) days prior to the end of the Term or the then current Renewal Term (the Initial Term and any and all Renewal Terms, as the case may be, are collectively referred to herein as the "TERM").

13.2 TERMINATION WITHOUT CAUSE. Wal-Mart may terminate this Agreement for any reason on 30 days' prior written notice. In the event that Wal-Mart elects to terminate this Agreement without cause, Wal-Mart shall pay PhotoChannel all undisputed amounts payable hereunder to PhotoChannel up to the date of termination.

13.3 TERMINATION. A party shall be entitled to terminate this Agreement forthwith if:

      (a) the other party makes a general assignment for the benefit of its creditors or a proposal or arrangement under the Bankruptcy and Insolvency Act (Canada) or any successor legislation, if a petition is filed against the other party under the Bankruptcy and Insolvency Act (Canada), if the other party is declared or adjudicated bankrupt, if a liquidator, trustee in bankruptcy, custodian, receiver, receiver and manager or any other officer with similar powers shall be appointed, either privately or judicially, of or for the other party or if the other party shall commit an act of bankruptcy or propose a compromise, arrangement or otherwise have recourse to any law for the protection of debtors; or

      (b) if the other party fails to fulfill any of its obligations hereunder and does not commence to take reasonable steps to cure such failure within thirty (30) days after receiving written notice of such failure.

13.4  EFFECT OF TERMINATION.

      (a) Upon termination or expiration of this Agreement, PhotoChannel shall immediately return to Wal-Mart all Wal-Mart Confidential
            Information, all Wal-Mart Materials, all materials relating to the Branded Environment and/or the Wal-Mart Site and all System Content and all proprietary information and all materials containing, incorporating and/or embodying any of the foregoing, and upon so doing, PhotoChannel shall provide Wal-Mart with an officer's certificate attesting that it has fully complied with its obligations under this Paragraph 13.4(a).

      (b) With the exception of the licenses contemplated under Section 11.2, upon termination or expiration of this Agreement, all licenses granted hereunder shall forthwith terminate and any use of the subject matter of said licenses shall forthwith cease.

      (c) Upon termination or expiration of this Agreement, PhotoChannel shall immediately pay Wal-Mart any amounts then outstanding.

      (d) Upon termination or expiration of this Agreement, Wal-Mart shall immediately return to PhotoChannel all of PhotoChannel's Confidential Information and shall pay any amounts then outstanding which are not disputed by Wal-Mart.

13.5 SURVIVAL. The obligations, covenants, representations and/or warranties set forth in Article 8 and Article 10 Sections 7.15, 13.4 and 13.5 and Paragraph 12.1(a) shall survive expiration or termination of this Agreement.

                                   ARTICLE 14
                                GENERAL MATTERS

14.1  PROJECT ADMINISTRATION.

      (a) PROJECT COORDINATORS. Each party shall designate the name, address, telephone, fax and e-mail address of a project coordinator (the "PROJECT COORDINATORS"). The Project Coordinator of each party shall be responsible for arranging all meetings, visits and consultations between the parties, and for the transmission and receipt of Statement of Work, Code, Documentation, Enhancements, Updates, Maintenance Updates and any other materials and technical information between the parties under this Agreement. The Project Coordinators shall also be responsible for receiving all notices under this Agreement and for all administrative matters such as invoices, payments and Statement of Work.

            The Project Coordinator for Wal-Mart shall be:

                  Anthony Hugens
                  Telephone:       (905) 821-2111 ext. 3172
                  Fax :            (905) 821-6353
                  E-Mail :         anthony.hugens@wal-mart.com

            The Project Coordinator for PhotoChannel shall be:

                  Dennis Leung
                  Telephone:       (604) 893-8955
                  Fax:             (604) 893-8966
                  E-Mail:          dleung@photochannel.com

            Each of the above Parties may change its respective Project Coordinator by providing written notice to the other.

      (b) AVAILABILITY. Each party shall use commercially reasonable efforts to ensure that its Project Coordinator is available Business Days between 7:30 a.m. PST and 5:30 p.m. PST, and will endeavour to have its Project Coordinator respond as expediently as possible to any communication of the other Project Coordinator.

      (c) PROJECT MEETINGS. The Project Coordinators shall liaise between Wal-Mart and PhotoChannel and shall participate in regular development meetings, project status meetings, project implementation meetings and post implementation meetings (including without limitation any meeting which relates in whole or in part with the operation of the Branded System and any Update, Maintenance Update and/or Enhancement). Such meetings shall take place within five (5) days of a request for same being made by Wal-Mart's Project Coordinator.

14.2 NON-EXCLUSIVITY. Nothing herein shall be construed to provide PhotoChannel with exclusive rights with respect to the development and/or supply of any of the products and services contemplated hereunder.

14.3 PUBLIC NOTICES. No press release or other announcement concerning this transaction shall be made by any of the parties without the prior approval of all such parties, such approval not to be unreasonably withheld. The parties agree that at a minimum a general announcement announcing this Agreement will be made upon execution hereof containing sufficient information to satisfy securities regulatory requirements which may apply to any of the parties hereto.

14.4 EXPENSES. Except as otherwise provided in this Agreement each of the parties hereto will pay its own legal, accounting expenses and other expenses relating to the rendering of professional services.

14.5 WAIVER. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

14.6  NOTICES.

      (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and, if sent by facsimile transmission or delivered by another form or recorded communication, shall be deemed to have been received on the next Business Day following dispatch and acknowledgement of receipt by the recipient's facsimile machine or other form or recorded communication, or if delivered by hand shall be deemed to have been received at the time it is delivered. Notice of change of address shall also be governed by this Paragraph 14.6(a).

      (b) Notices shall be addressed to the Project Coordinator of the other party and shall be directed to the following as follows (unless a notice of change of address is provided to the other party in which case all future notices shall be delivered to the address provided in said notice of change of address):

            To Wal-Mart:

                  Wal-Mart Canada Corp.
                  1940 Argentia Road
                  Mississauga, Ontario
                  L5N 1P9

                  Attention:  Operations Manager, PhotoCentre

            To:   PhotoChannel

                  Attn:  Dennis Leung
                  #506 - 425 Carrall Street
                  Vancouver, BC V6B 6E3
                  Facsimile number (604) 893-8966

            with a copy of any default or termination notice to:

                  620077 BC Ltd.
                  5th Floor - 1199 West Hastings Street,
                  Vancouver, British Columbia
                  V6E 3T5

                  Attention:  CEO

14.7 TIME OF ESSENCE. Time shall be of the essence in the performance by PhotoChannel of its obligations under this Agreement.

14.8 FURTHER ASSURANCES. The parties hereto agree to promptly do, make, execute, deliver or cause to be done, made, executed or delivered all such further acts, documents and things as the other party hereto may reasonably require for the purpose of giving effect to this Agreement whether before or after the Closing.

14.9 ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder shall be assignable by any party without the prior written consent of the other party, which consent shall not be unreasonably withheld. Without any limitation to the foregoing, each party shall be permitted to assign all of its rights and obligations hereunder (and shall only be permitted to assign all of its rights and obligations hereunder) to an Affiliate of said party provided it shall remain liable for the performance of its obligations hereunder and for the representations and warranties it provided hereunder.

14.10 USE OF SUBCONTRACTORS. Wal-Mart acknowledges that it is PhotoChannel's intent to use its authorized representatives (the "SUBCONTRACTORS") to render certain or all the services provided hereunder. PhotoChannel agrees to provide Wal-Mart with a list of any such Subcontractors for Wal-Mart's prior acceptance thereof, which acceptance shall not be unreasonably withheld. PhotoChannel acknowledges and agrees that it shall be fully liable for the conduct of such Subcontractors (including without limitation any conduct which constitutes a breach of any of its obligations under this Agreement, any tortious or negligent conduct of said Subcontractors or any infringement of any Applicable Law by said Subcontractors) and for the performance of any obligations it delegates.

14.11 FORCE MAJEURE. No party shall be in default if failure to perform any of its obligations hereunder is caused solely by supervening conditions beyond such party's control, including acts of God, civil commotion, strikes, labor disputes, or governmental demands or requirements not existing at the date of this Agreement.

14.12 ATTORNMENT. Each party hereby irrevocably attorns to and submits to the non-exclusive jurisdiction of the Courts of Ontario with respect to any matter arising hereunder or related hereto and waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the institution or maintenance of any action in such courts.

14.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Delivery of this Agreement or of any other agreement or instrument contemplated hereby may be made by facsimile transmission. The sender undertakes to deliver promptly to each recipient an original of this Agreement or such other agreements or instrument executed by the sender.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         WAL-MART CANADA CORP.

                                         Per:
                                               -------------------------------
                                               Name:
                                               Title:

                                         620077  B.C.  LTD., IN ITS  CAPACITY AS
                                         GENERAL    PARTNER    OF   PHOTOCHANNEL
                                         NETWORKS LIMITED PARTNERSHIP

                                         Per:
                                               -------------------------------
                                               Name:
                                               Title:


                                         Per:
                                               -------------------------------
                                               Name:
                                               Title:

                                SCHEDULE 1.1(B)
                              ACCESS RESTRICTIONS


For Wal-Mart:
------------

o Wal-Mart will have password protected access to global reporting on activity within Member accounts;

o Wal-Mart will have password protected access to all Gift Transactions and Print Transactions generated through the Branded System; and

o     Wal-Mart,  at  it  sole  discretion,   shall  determine  which  employees,
      Printers, Producers or other third parties may have access to these reports and the Order Processing Systems.

For Printers/Producers:
----------------------

o Each Printer and/or Producer, as determined and authorized by Wal-Mart, will have access to its Order Processing System though a unique user ID and password. The Order Processing System will only show the Printer and/or Producer the Select Pictures it was designated to receive in relation to a Gift Order Form or a Print Order Form.

For Members:
-----------

o Each Member may only access such sections of the Wal-Mart Site which Wal-Mart may in its sole discretion designate.

o Each Member may access its respective Member Content through use of a unique user id and password.

For Guests:
----------

o Each Guest may only access such sections of the Wal-Mart Site which Wal-Mart may in its sole discretion designate.

o Each Guest may access the Member Content of a particular Member through use of a specific URL address and associated password created by that particular Member.

For other Persons accessing the Wal-Mart Site other than those provided above:
-----------------------------------------------------------------------------

o General access to the Wal-Mart Site shall be limited to those sections of the Wal-Mart Site which Wal-Mart may in its sole discretion designate.

                               SCHEDULE 1.11.1(Z)
                   FUNCTIONAL REQUIREMENTS AND SPECIFICATIONS
                                (BRANDED SYSTEM)



Means those functional requirements and specifications set out in the User Documentation delivered to Wal-Mart by e-mail on April 5th, 2003 at approximately 2:33 p.m. (EST) as a file attachment named "PHOTOCHANNEL USER DOCUMENTATION SCHEDULE 1.1(Y).DOC".

For greater certainty, the above referenced user documentation is only meant to delineate and detail the functional requirements and specifications of the Branded System and is not meant to create any new obligations as between the parties or otherwise modify the terms and conditions of this Agreement.



In addition to the foregoing, the following functions and features discussed here below shall also constitute Functional Requirements and Specifications of the Branded System:

      1. Explain general purpose of our systems. Collect images from various scanning devices -> Upload images from Lab -> Notification to Consumer -> Preview, Edit, Share, & Order -> Download images to Lab -> distribute to various printing devices -> use Lab System software to manager orders.

      2. When Lab Server is re-booted (should also be left on to get images for orders) - user login: administrator and password: administrator

      3. Go to site and show customize areas: Home Page, Shop linked to their site (if appropriate), Pricing and Promotions, Customer Care/Help, About Us, Contact Us, Resolution Requirements.

      4. Explain two customer service numbers: Store # for order questions and PhotoChannel for technical support.

      5.    Ask for user without a login id on website.

      6.    Go to Lab System. Login: storename (no punctuation) Password: camera

      7.    Explain each button from a high level:

            a.    Create an Account for a user that does not exist

            b.    Retrieve a User - update user info, get customer order history

            c.    Order Inquiry System - see all orders by status

                  i.    In Transmission

                  ii.   Open

                  iii.  Printed

                  iv.   Ready for Delivery

                  v.    Closed

                  vi. Resubmit (if order was placed and lab server was not running, quality issues, etc.)

            d.    Upload scanned rolls to customer accounts on website

      8. Go into Create Account. Setup user with no login noted before. Explain that Email is the website login name (per PRO) and First Name is the temporary password (Case sensitive). Explain that Save & Create Another is for multiple data entry. Use Save and Continue.

      9.    Show how to apply a coupon.

      10. Email was sent to user that provides login, password, and basic instructions. [Explain that email are generic until their database email technology is complete].

      11.   Upload Procedure:

            a. Go to a scanning device. Scans a few images (or use existing) to JPG (Lab System only takes JPGs).

            b. To go into proper user account, the images need to be saved into a folder with the users login name (email). The "@" symbol will not be a problem with the save.

            c. In the user folder, the images should be saved into a folder named after the twincheck number or the bag number. Explain how this will put the images into a folder in the darkroom (i.e. "Photolab"). Leave a couple of images directly in the user folder to illustrate this.

            d. Save folder structure and scans into shared PhotoChannel Folder (on desktop)/ToUpload.

            e. Go back to Lab server. Show how images are stored on Lab Server in PhotoChannel/ToUpload folder.

            f. Lab System -> Upload Images -> Click FTP Account button -> drag all scanned folders (explain how many can be moved at one time) from ToUpload into FTP window. Allow upload to occur.

            g. The FTP window is swept every hour by our systems in Vancouver. Ask Technology team to push upload through.

            h. When an order is uploaded, the folder and images will be named .done (i.e. joe@hotmail.com.done). This indicates that the folder has been loaded into the consumers account correctly. Explain that if an order does not get a .done extension there can be only two problems: 1. the user id does not exist or 2. they typed the user id incorrectly.

      12.   When  upload is  complete  login to the users  account  and show the uploaded images. Note that the folder with images in it (twincheck/bag number) and the two images in the darkroom based on how the folders were set up prior to upload.

      13. Explain that another email was sent to the customer notifying them that their images are ready for Preview, Edit, Share, & Order.

      14. Explain that the images will remain in the customer's account for FREE for a period of 30 days (this time period is customizable). During that time the status indicator underneath each image will change color as the expiration date draws near (notification emails will be sent out to the customer as well). After the expiration date the images will disappear unless the customer chooses to pay to archive the images.

      15. Show the Demo tab and explain that this is where they should direct consumers/staff to learn how to use all features of the website (but we will demo during the training).

      16.   Show the Setting Tab, so they can change the temporary password.

      17. Show Upload button and two consumer upload options: PC Uploader program (requires a download - up to 30MB/file, 360MB/upload) and the 1-24 upload option.

      18. Go to My Studio and float mouse over various items and note that instructions for each item appears to left.

      19. Use preview button (large image). Explain that this is only 640x480 low resolution. User can download, but cannot get high-resolution files. Also note that we save copies of the uploaded images for use on the website. The original image can always be retrieved by the user, as we do not edit the original image. Close.

      20.   Use edit button. Explain each feature (show some of them):

            a.    Keywords for searching

            b.    Description

            c.    Edit

                  i.    Auto Fix

                  ii.   Red Eye

                  iii.  Rotate

                  iv. Crop (show this one - specifically the free float and the aspect ratio selection).

                  v.    Flip

                  vi.   Advanced tab: Brightness and Contrast

            d.    Effects with multiple tabs

            e.    Clipart with tabs for faces, greeting, objects. Demo rotation.

            f. Cards with tabs for Edges, Frames, Birthday, Baby, Thank You, Get Well

            g.    Show Reset (like Undo)

            h.    Save edit.

            i.    Explain the Revert to Original button.

      21. Go back to darkroom and select a few items. Click on New Show button. Walk them through wizard.

            a. Show how to select Slide Show versus Photo Album and how they have different options for each. Use: Slide Show, Small, 2 Second, Random, pick a color

            b. Select photos by checking off and pressing add button. Add some from another folder. Press save.

            c. Select order of images in slide show and transitions for each. Click done.

            d. Show them how the images becomes an object in the darkroom (or folder where saved). Run show and note that they can change the size by pressing the L & S buttons.

      22. Select the show just created and a few photos. Click the Share button. Explain that the PhotoSite is a URL specific to the consumer user id --- they can give the link to anyone without the guest having to go into their users account. Explain that emailing just sends a link to the PhotoSite. Click Post to PhotoSite.

      23. It will ask for a password for the items being posted (optional) and whether guests can order prints.

      24.   Click on the PhotoSite Admin button (under the Darkroom button).

            a.    Show the link to the PhotoSite

            b. Press A to apply a title, add an introductory photo, provide a description and select overall PhotoSite appearance.

            c.    Press B to add more photos and shows.

            d.    Press C to add favorite links to the PhotoSite

            e.    Press link and show PhotoSite.

      25. Select a couple of images and press the Order Prints button. Show how the +/- buttons will add/remove a line. Order 2+ of an image. Show how items with a star do not meet the minimum resolution requirements (show link to the requirements). Press Proceed to Checkout and let the resolution minimum error box pop up. Modify order to remove the low-resolution line item.

      26. Select delivery method of pickup (possible multiple locations) or shipment method (if used).

      27. Fill out the credit card information. This order will be refunded, as it is a test. Complete the order. An email will be sent to the consumer confirming the order number. Have Technology Team push the order down. Normally the orders will drop into the PhotoChannel/ToPrint folder every hour.

      28. Go to Lab System -> Retrieve an Account -> pull up test account -> Click on Order History -> review the new order and the order details

      29.   Review each view in the Order Inquiry System:

            a. Open Orders - main list used in the lab - displays order waiting to be printed. For each order in that status, there will be a folder (named the order #) with the required images in the PhotoChannel/ToPrint folder. Also in the folder is a text file with the order details for reference. These images can be passed/pulled to the appropriate printing device(s). After the order is printed, the store needs to change the order status to Printed: Order Detail Page -> pull down box -> select status Print -> Press Submit button. [Note that this status will include "sub-groupings" by print-size, order time, method of shipment, etc.]

            b.    Printed Orders - the lab has printed all images.

            c. Ready for Delivery - list of orders waiting to be picked-up or shipped. Once pick-up or shipment has occurred (note collection of money is NOT required as the order was taken online), the order needs to be moved to the Closed status by following the procedure above. Please note:

                  The notification email to the customer is triggered when you set the status to READY FOR DELIVERY. The PRINTED status is optional. If you are a single store, you will not need to use the PRINTED status. Instead, you will move orders from OPEN directly to READY FOR DELIVERY.

                        If you have multiple locations, you can use the PRINTED status to keep track of workflow in your lab. When your local delivery is complete and the order has been brought to your secondary pick-up location, you would then set the status to READY FOR DELIVERY and your customer will be notified.

            d. Closed Orders - The Order is closed and no further action is required (please note, the Resubmit button is always available should a customer issue arise).

            e. In Transmission - The online order is received, waiting for image generation, and transmission to the Lab.

            f. Enter a specific order number into the Search by Order ID to get the order details.

            g. In the order detail screen, the order can be change to the status Resubmit. By doing this, the images will drop back down into the ToPrint folder in case an transmission was interrupted (power outage) or a customer complained of a quality issue that needs to be reprinted.

            h.    Show Status History details.

            i.    Show Invoice Details.

            j.    Show process for refund of the test order.

                                SCHEDULE 1.1(Z)
                   FUNCTIONAL REQUIREMENTS AND SPECIFICATIONS
                                  (PCUPLOADER)

Means those functional requirements and specifications set out in the User Documentation delivered to Wal-Mart by e-mail on April 5th, 2003 at approximately 2:33 p.m. (EST) as a file attachment named "PCUPLOADER SCHEDULE 10.5(C).DOC".

For greater certainty, the above referenced user documentation is only meant to delineate and detail the functional requirements and specifications of PCUploader and is not meant to create any new obligations as between the parties or otherwise modify the terms and conditions of this Agreement.

                               SCHEDULE 1.11.1(Z)
                   FUNCTIONAL REQUIREMENTS AND SPECIFICATIONS
                       (PHOTOCHANNEL LAB SYSTEM SOFTWARE)

PHOTOCHANNEL LAB SYSTEM SOFTWARE
--------------------------------

Means the functionality and features which are mentioned and/or described below:

I.PHOTOCHANNEL LAB SYSTEM USER GUIDE

   PURPOSE

   These detailed procedures are meant as an introduction for Lab/Store Staff personal to the PhotoChannel Lab System. This document can be used as a user guide for the present version only. The general purpose of our system is to collect images from various scanning devices for upload through the lab to PhotoChannel's servers where they are stored for a fixed period of time. Once the images are uploaded, consumers receive an email notification informing them that they are now able to Preview, Edit, Share, & Order Prints. When consumers place orders, PhotoChannel downloads images to Lab, which can be distributed to various printing devices. The Lab System is used to manage the orders. It is for Lab/Store personnel only.

   If a Lab Server is included in your service, it should be left on 24/7 to accept orders. User login: administrator and password: administrator. To access your lab system, go to the Lab Server and click on the Lab System link. Lab System Login: storename (no punctuation) Password: photo. Upon login you will see the Main Menu.


MAIN MENU

   Create a New User Account

   Retrieve an Account

   Order Inquiry System

   Upload Images

   Upload Inquiry System

   Sign off

CREATE A NEW USER ACCOUNT

            Go into Create a New User Account. This option allows lab/store personnel to create an account for any user that does yet have an account. Please note that the Email address you enter will become the website login name and the First Name will become the temporary password (Case sensitive). At this point, only the email address, name, and zip are required. Please note that if you retrieve an account later and need to update information, the system will at that point force you to finish entering the address information.

            Consumers may also sign up for their own account at a syndicated site.

   (such as http://labname.internetimagingnetwork.com/labname/control/main? ).

            After selecting Save and Continue, The screen will now reset with the new account and you will see two new fields appear:

            a. Account Type - this is used to determine what type of billing the customer will be set up under. The default, credit card, will be used for almost all of your customers. By selecting credit card, the customer will see a page in the shopping cart on which their card information will be gathered. PhotoChannel will be responsible for collecting payment on these accounts. For the few In-House accounts your store may have, you can also set the billing type to "On Account" in which case these special customers would skip the card information page when placing an order. Your store would then be responsible for collecting payment for any orders placed by these customers.

            b. Coupon - if you would like to add a coupon to the customer's account, please press this button. If you are using the coupon system for the first time, you will need to call your Network Coordinator to have the coupon system turned on. The default amount can be set at any dollar value that you wish. Please note that to remove a coupon you only need to reset the value to $0 and press the update button.

                        Once you have finished creating the new account, an Email was sent to the customer that provides the login, password, and basic instructions for accessing the account.

RETRIEVE AN ACCOUNT

   This option allows the update of user information, including the ability to set the customer status to `credit card' or `house account' and the addition of a coupon to the user account.

   The user's Order History and Upload History are viewable here as well.

ORDER INQUIRY SYSTEM

            This option is the most heavily used because it is the order management system. It enables us to see all orders by status. It also enables us to change the status of orders as they are processed. This is important because if the status of the orders does not change, we cannot send the email notification to the user, we cannot collect the money, and we cannot credit you your revenue.

                 In Transmission

                 Open

                 Printed

                 Ready for Delivery

                 Closed

                 Resubmit (if order was placed and lab server was not running, quality issues, etc.)

            IN TRANSMISSION - The online order is received, waiting for image generation, and transmission to the Lab. At this point there are no options to change status from the lab system.


   OPEN - It displays orders waiting to be printed. Also in the folder is a text file with the order details for reference. These images can be passed/pulled to the appropriate printing device(s) using the shared folders. ____ The images have been generated and dropped into the FTP site at the Retailer's Lab for printing. The order will appear in the "To Print" folder and will also show as open in the lab system. After the order is printed, you will need to change the order status to Printed: Click on the Order to open the Detail Page -> pull down arrow -> select status Print -> Press Submit button. [Note that this status will include "sub-groupings" by print-size, order time, method of shipment, etc.]

   PRINTED - The Lab has printed all images and checked them for quality assurance. This status was created for fulfillment labs, which then in turn send orders to a retail location for pickup.

   READY FOR DELIVERY - The Lab has packaged all prints and the order has arrived at the pickup point or is being shipped from the fulfillment processor. The notification email to the customer is triggered here. Due to this change, the PRINTED status has now become optional. If you are a single store, you will not need to use the PRINTED status anymore. Instead, you will move orders from OPEN directly to READY FOR DELIVERY.

   CLOSED - The Order is closed and no further action is required (please note, the RESUBMIT button is always available should a customer issue arise). If RESUBMIT is selected the order will go back into the IN TRANSMISSION status and will drop into the lab system again. NOTE: All orders must be closed before the customer's credit card can be charged and the lab can receive credit for the order. Please note that orders that are resubmitted cannot/will not be charged for the order on the reprint order.

UPLOAD IMAGES

   Upload scanned rolls to customer accounts on website.

   If the customers have not created their own account, go into Create Account. Setup user by completing all fields of information. Explain that Email is equivalent to the website login name and First Name is the temporary password (Case sensitive). Use Save & Create if multiple accounts need to be created. Once the new user data has been entered choose `Save and Continue' from the options below. This will send a welcome email to the user that provides login, password, and basic instructions

UPLOAD PROCEDURE:

      o Go to a scanning device. Scans a few images (or use existing) to JPG (Lab System only takes JPGs).

      o For the images to be uploaded to the correct account, the images need to be saved into a folder with the users login name (will be an email address if the lab created the account).

      o In the user folder, the images should be saved into a folder named after the twin check/bag/or roll number.

      o NOTE: The Upload system only accepts 2 layers/levels of folders. The first layer is the folder labeled with the user id. The second layer contains the roll numbers. Inside the roll number folders reside the images.

      o ***Depending on your digital equipment the process varies here slightly. See the instructions, which pertain to your equipment. ***

      o Now save the folder structure and scans into the shared PhotoChannel Folder -ToUpload. (This will be done from the digital printing device.) The folders and images can now be viewed on the PhotoChannel Lab Server in PhotoChannel/ToUpload folder.

      o     In   ________________________   the   ________________________   Lab
            ________________________                                      System
           (https://www.internetimagingnetwork.com/'labname'/accounts/login.jsp)
            click  Upload  Images  then  click  FTP  Account  button.  With  the
            PhotoChannel shared folder also open, open the ToUpload folder. Drag the username folder from ToUpload into FTP window. Allow upload to copy in to the ftp window. The FTP window is swept every 3 hours by our systems in Vancouver.

      o     When an order has been uploaded, the folder and images will be named
            .done

      o (i.e. joe@hotmail.com.done). This indicates that the folder has been loaded into the consumers account correctly. If an order does not get a .done extension (after pressing F5 for refresh) there can be only two problems: 1. The user id does not exist or 2. The user id was typed incorrectly. Once the .done designation is received the folder can be removed from the ftp window.

      o When the image upload was completed, another email was sent to the customer notifying them that their images are ready for Preview, Edit, Share, & Order.

      o From the day they are uploaded, the images will remain in the customer's account for FREE for a period of 30 days (this time period is customizable). During that time the status indicator underneath each image will change color as the expiration date draws near (notification emails will be sent out to the customer as well). After the expiration date the images will disappear unless the customer chooses to pay to archive the images.

UPLOAD INQUIRY SYSTEM

            This view allows you to see what folders were uploaded by account and date.

                  A. Walmart Canada will have complete access to the secure PhotoChannel Lab System software. This web-based system may be accessed directly in store and/or centrally by Lab Managers. Lab operators will use the PhotoChannel Lab System to retrieve daily orders, manage orders, add new customers, upload images from the store to the site and manage existing customer information and more - all in real time.The full line-up of digital fulfillment products offered by Walmart Canada , will be available for ordering from the Walmart Canada Photosite.


HOW DO I USE THE COUPON FEATURE IN MY LAB SYSTEM?

Use the Retrieve Account feature to pull up the customer's account. Once the account is opened you will see a red button marked "add coupon". Click on the button and add the amount you would like the customer to receive in coupons towards thier next purchase. The customer will be able to see the coupon in the shopping cart when they are in the process of placing an order.

PhotoChannel participates in the coupon by not charging our normal transaction fees and revenue percentage for the value of the coupon. For example, if a customer places a $10 order and applies a $5 coupon towards the purchase, the retailer would only be charged transaction fees (and revenue percentages) for the remaining $5 of the order. We are working on a feature that would allow retailers to apply coupons towards a larger group of customers instead of having to open each account individually to use the feature.

HOW DOES YOUR SYSTEM OPERATE IN TERMS OF WORKFLOW?

Our system uses folders to move images from device to device. Each of your scanning devices will be linked via shared folders to your PhotoChannel Lab Server. Once an image has been scanned it will automatically appear on your Lab Server in a folder marked "To Upload". You will simply drag and drop the folders (which should be marked with twin check numbers, then placed into a folder that is labeled with the customer's account name) into the FTP site when you are ready to upload them. A specific folder will be dedicated to your IP address and we will sweep that folder and load images from there into the Network and onto your branded website.

Once an order has been placed on your website an order folder will drop into a specific folder marked "To Print" that you will be able to access from your PhotoChannel Lab Server. Located within the order folder will be several files: the images to be printed, along with a data file containing all of the information about what has been purchased (customer name, size of prints, number of prints, etc). Within the "To Print" folder we will create sub-folders for each of your printing devices. Once an order has been placed into your "To Print" folder it can then be moved to the printing device you would like to fulfill the order with. A series of system screens on the PhotoChannel Lab

Server will allow you to track orders, customer history etc. at various steps in the ordering process.

                                SCHEDULE 1.1(AA)
                                GIFT ORDER FORM


[WEB SITE OF GIFT ORDER FORM[

All of the following information is collected from a Guest or Member and captured within a Gift Order Form:

Selected Pictures for the specific order

Items selected for each Selected Picture

Number of each set of items

Store pickup location

Customer name

Customer phone number

Customer home address

Customer e-mail address

                               SCHEDULE 1.1(GGG)
                                PRINT ORDER FORM


[WEB SITE OF PRINT ORDEER FORM]

All of the following information is collected from a Guest or Member and captured within a Print Order Form:

Selected Pictures for the specific order

Prints selected for each image (namely, print size, borders, etc.)

Number of prints for each type of print

Store pickup location

Customer name

Customer phone number

Customer home address

Customer e-mail address

                               SCHEDULE 1.1(JJJ)
                                    PRINTERS

As at the date of execution of this Agreement:

1.    Kodak

                               SCHEDULE 1.1(NNN)
                                  PROJECT PLAN


--------------------------------------------------------------------------------
                         DELIVERABLE                           COMPLETION DATE
--------------------------------------------------------------------------------
1.   Creation of Branded Environment for Wal-Mart Site        April 5th, 2003

--------------------------------------------------------------------------------
2.   Integration of Wal-Mart Materials with System engine     April 5th, 2003

--------------------------------------------------------------------------------
3.   Integration of Wal-Mart  Materials  with  PCUploader     April 5th, 2003
     engine

--------------------------------------------------------------------------------
4.   Preparation of a fully  functional  and  operational     April 5th, 2003
     prototype model of the Branded System

--------------------------------------------------------------------------------
5.   Integration  of print  order  wizard  function  with     April 5th, 2003
     Branded System

--------------------------------------------------------------------------------
6.   Porting of  Branded  System to allow  processing  of     April  5th,  2003
     orders  received  from  third  party  systems  (e.g.     or   such   other
     TELUS portal customers  through the Web Site we have     date  as  may  be
     developed www.mytelus.com)                               requested      by
                                                              Wal-Mart,  in its
                                                              sole discretion.
--------------------------------------------------------------------------------
7.   Integration  of  Windows  XP  Ordering  Wizard  with     April 5, 2003
     Branded System

--------------------------------------------------------------------------------
8.   Integration  of  wireless  imaging  technology  with     Dependent    upon
     Branded  System so as to  permit,  inter  alia,  the     Canadian wireless
     sending prints to Printer via "Cam Phones".              wireless carrier's
                                                              carriers' rollout
                                                              schedule for MMS
                                                              capabilities.

--------------------------------------------------------------------------------
9.   Creation of Documentation  and Support Materials for     April 5th, 2003
     the Branded System

--------------------------------------------------------------------------------
10.  Creation of Documentation for PCUploader                 April 5th, 2003

--------------------------------------------------------------------------------
11.  Creation of  Documentation  for the PhotoChannel Lab     April 5th, 2003
     System Software

--------------------------------------------------------------------------------
12.  Finalisation of the Final Release                        April 11, 2003

--------------------------------------------------------------------------------
13.  Enablement  of  feature  permitting  Members to stop     June 1, 2003
     displaying pop up disclaimer prior to accessing photo archive section of Wal-Mart Site and of feature recording such instructions and consent.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
14.  Modification   of   content  of   automated   e-mail     June 1, 2003
     confirming terms of Print Order or Gift Order so as to provide full transaction particulars of said
     Print Order or Gift Order

--------------------------------------------------------------------------------
15.  Removal  of  Wal-Mart   Marks  from  photo   archive     As may be mutually
     transaction screens                                      agreed by the
                                                              parties.

--------------------------------------------------------------------------------
16.  New design of shopping  cart (see  diagram  attached     June 30, 2003
     as Exhibit "A")

     a.    Add link to products  on the  Product  page to
                 direct to the shopping cart

     b.    Editing  features  within  Preview  window  of
                 shopping cart

     c.    Product selection with multiple attributes:

     i.    Pop-up graphical displays at attributes

     ii.   Text-based attributes

     d.    Greeting Card allows to select:

     i.    Background

     ii.   Greetings

     iii.  Personal text message

     e.    Calendar shopping cart

     i.    Add an attribute for `Starting Month'

--------------------------------------------------------------------------------
17.  Preferences Setting                                      June 30, 2003

               a. Allow   customers   to   select   "Load
                  customer  info  automatically"  in  the
                  Preference    section.   If   customers
                  select  this  option,   their   contact
                  information will automatically  display
                  in the  `contact  details'  section  in
                  the shopping cart.

--------------------------------------------------------------------------------
18.  Create  a  pop-up  to  notify  customers  about  the     June 30, 2003
     enhancement   features   of  Picture   IQ,  such  as
     `putting text on the photo gift products'.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
19.  Delivery of Photo CD viewing  software  linking back     June 30, 2003
     to the Wal-Mart Canada PhotoCentre site.

--------------------------------------------------------------------------------
20.  Enablement  of  shopping  cart to  utilize  pre-paid     June 30, 2003
     print cards.

--------------------------------------------------------------------------------

                               SCHEDULE 1.1(NNN)
                                  PROJECT PLAN

                                  EXHIBIT "A"

                           PHOTOCHANNEL NETWORKS INC.
                         Proposed Shopping Cart Changes


[CHART OF PROPOSED SHOPPING CART CHANGES]

                               SCHEDULE 1.1(RRR)
                               SECURITY MEASURES

Physical security measures include:

                  Access to all network and server devices used to operate the Branded System must be maintained in a locked environment.

                  Use of video surveillance to prevent unauthorised access to the Initial Computer Facilities, the Computer Facilities and the Recovery Facility. On or before June 1, 2003, use of alarm system with built-in capability of advising police authorities and/or security company of any unauthorised access to Initial Computer Facilities, the Computer Facilities and the Recovery Facility.

                  Temperature/humidity needs to be continuously monitored and kept at hardware specification levels.

                  Only authorized PhotoChannel or authorized TELUS employees are to have access to the Initial Computer Facilities, the Computer Facilities and the Recovery Facility or as mutually agreed to by the parties.

                  Presence of fully operational halon automatic fire extinguishing system in Computer Facilities. Presence of fire extinguishers and smoke detectors in premises neighbouring the Initial Computer Facilities, the Computer Facilities and the Recovery Facility.

The non-physical security measures include:

                  Minimum required TCP ports open on the firewall(s) to allow Branded Site functionality in accordance with network infrastructure diagram attached hereto as Exhibit "A". Access to the Branded System through the firewall shall be continuously maintained and monitored.

                  All passwords and user IDs must be kept confidential and must remain within the Initial Computer Facilities or the Computer Facilities (as the case may be) and the Recovery Facility and can only be provided to authorized employees or representatives of Wal-Mart.

                  Any employee of PhotoChannel, subcontractor retained by PhotoChannel or employee of such a subcontractor who will have access to any System Content must enter into a non-disclosure agreement containing provisions at least as restrictive as those contained herein which apply to PhotoChannel.

                  Use of intrusion detection system which shall be continuously updated and monitored to prevent unauthorised access.

                  Virus scanning on the gateway and on each of the servers upon any creation, addition or modification of files stored in Computer Facilities (or Initial Computer Facilities, as the case may be) and/or on the Recovery Site and implementation and application and enforcement of procedures to ensure regular and prompt updating of virus definitions and/or upgrade of virus detection software;

                  Use of account and file system security controls;

                  Use of database security controls;

                  Use of SSL layer for all customer admin functions; and

Use of SSL layer for all e-commerce transactions.

                  Only developers from  PhotoChannel  will have access to change
                  Code  which  affects   Wal-Mart   Site.  All  others  will  be
                  restricted from having access to said Code.

                  PhotoChannel shall ensure that all software and hardware used by it in connection with the Branded System remains current so as to permit continuous and effective monitoring and enforcement of all of the foregoing Security Measures.

                               SCHEDULE 1.1(RRR)
                               SECURITY MEASURES
                                  EXHIBIT "A"

                                          --------------------------------------
                                          PHOTOCHANNEL NETWORKS INC.    JAN 2003
                                          --------------------------------------
                                              NETWORK INFRASTRUCTURE DIAGRAM
                                          --------------------------------------

                                          --------------------------------------


[DIAGRAM OF NETWORK INFRASTRUCUTURE]

                               SCHEDULE 1.1(UUU)
                             SYSTEM SERVICE LEVELS



SYSTEM UPTIME. The Branded System shall be continuously available and fully operational no less than ninety-nine percent (99%) of the time, including any down time for system backups and/or maintenance.

MAXIMUM PAGE SIZE. All web pages displayed by the Branded System shall be no larger than 150 kilobytes and the average page size will be under 50 kilobytes, not including any Photo(s) which may be displayed by the Member(s) and/or Guest(s) within the Wal-Mart Site.

SCALABILITY. The Branded System shall be fully scalable to meet any increase in data volumes, file volumes, storage requirements and/or usage levels of the Branded System.

CAPACITY. To the extent that the Computer Facilities (or the Initial Computer Facilities as the case may be) and/or the Recovery Facility reaches 75% capacity in terms of storage, bandwidth and/or processor usage, PhotoChannel shall forthwith provide Wal-Mart with notification of same and shall provide Wal-Mart with an action plan setting out how it will upgrade the Computer Facilities (or the Initial Computer Facilities), the Recovery Facility and/or the Branded System to meet such increases. In no event shall PhotoChannel permit capacity with respect to any of the foregoing areas to exceed 85%.

BANDWIDTH. The Computer Facilities (or the Initial Computer Facilities as the case may be) and the Recovery Facility shall have at least 2 dedicated fail-over full T-1 lines provided by different service providers each from different central offices and that each meet the foregoing requirements and criteria and which will be available for the hosting of the Branded System on the world wide web. Such bandwidth shall be scalable as may be required for the hosting of the Branded System on the world wide web.

                               SCHEDULE 1.1(JJJJ)
                               TRANSACTION RECORD

Print Confirmation Form

[WEB SITE OF PRINT CONFIRMATION FORM]

Gift Order Confirmation

[WEB SITE OF GIFT ORDER CONFIRMATION PAGE]

                               SCHEDULE 1.1(PPPP)
                               WAL-MART PRINTERS

None as at the date of execution of this Agreement.

                               SCHEDULE 1.1(RRRR)
                               WAL-MART STANDARDS


1. Those terms, conditions, standards, procedures, requirements and other obligations set forth in the section of the Vendor Agreement entitled "Wal-Mart Standards for Vendors"; and

2. Those terms, conditions, standards, procedures and requirements relating to customer servicing and customer relations management as Wal-Mart may specify from time to time.

                                  SCHEDULE 5.2
                               STATEMENT OF WORK


  DATE: ___________________

  PROJECT COORDINATOR'S SIGNATURE: ______________________________________

  CUSTOMER NAME: (FULL LEGAL NAME) Wal-Mart Canada Corp.

CUSTOMER PROJECT COORDINATOR CONTACT:
    Name/Title:
    Address:
    City:_________________________Province:________ Postal Code:________________
    Phone:                   Ext:_________Fax:_______________Email:

PRIMARY TECHNICAL CONTACT: (Main technical contact for all sites)
    Name/Title:
    Address:
    City:_________________________Province:________ Postal Code:________________
    Phone:                   Ext:_________Fax:_______________Email:

AUTHORIZED REPRESENTATIVE
    Name/Title:
    Address:
    City:_________________________Province:________ Postal Code:________________
    Phone:                   Ext:_________Fax:_______________Email:

 5. SERVICE DESCRIPTION AND REQUIREMENTS:

 PROJECT OVERVIEW:








 PROJECT SCOPE:








 SERVICES RENDERED / DELIVERABLES PRODUCED
    ----------------------------------------------------------------------------
    Description of Service / Deliverable      Service Requested/Customer Initial
    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------
      |_| Additional Description of
          Services / Deliverable attached
          hereto as Schedule "A"
    ----------------------------------------------------------------------------

  6.  ESTIMATED DURATION AND SCHEDULE:


    ----------------------------------------------------------------------------
                      MILESTONE                     COMPLETION DATE   ESTIMATED
                                                                       EFFORT
                                                                       (HOURS)
    ----------------------------------------------------------------------------
      Start of project                           xx/xx/xxxx               0
    ----------------------------------------------------------------------------
      Milestone #1                               xx/xx/xxxx
    ----------------------------------------------------------------------------
      Milestone #2                               xx/xx/xxxx
    ----------------------------------------------------------------------------
      ......
    ----------------------------------------------------------------------------
      End of project                             xx/xx/xxxx
    ----------------------------------------------------------------------------


  7. QUOTED SERVICE FEES (TO BE COMPLETED BY PHOTOCHANNEL AND ACCEPTED BY CUSTOMER):

    ----------------------------------------------------------------------------
                                                Customer Approval (initialed)
    ----------------------------------------------------------------------------
    Customization Fee:      $
    ----------------------------------------------------------------------------
     Monthly Service Fee    $
    (if applicable)
    ----------------------------------------------------------------------------
    Completion Date
    ----------------------------------------------------------------------------


-------------------------------------------------------------------------------
                    PHOTOCHANNEL SERVICE TERMS AND CONDITIONS


THE PARTIES REPRESENT AND WARRANT THAT THEY HAVE FULL CORPORATE POWER AND AUTHORITY TO EXECUTE AND DELIVER THIS AGREEMENT AND TO PERFORM THEIR OBLIGATIONS HEREUNDER, AND THAT THE PERSON WHOSE SIGNATURE APPEARS BELOW IS DULY AUTHORIZED TO ENTER INTO THIS AGREEMENT ON BEHALF OF THE PARTY WHOM THEY REPRESENT.

|_|  Additional Terms and Conditions are attached hereto as Schedule "B"

For PhotoChannel Networks Limited         For:  Wal-Mart Canada Corp.
Partnership.


Signature:                                Signature:
           -------------------------                 -------------------------

Name:                                     Name:
     -------------------------------           -------------------------------

Title:                                    Title:
      ------------------------------            ------------------------------

Date:                                     Date:
     -------------------------------           -------------------------------

                                SCHEDULE 10.5(A)
                     HARDWARE ENVIRONMENT (BRANDED SYSTEM)

Requirements:
------------

The hardware and equipment which comprise part of the Computer Facilities (or the Initial Computer Facilities as the case may be) or the Recovery Facility must be subject to a service contract with the respective vendor of such hardware and equipment. The terms and conditions of said service contract must contain such provisions so as to ensure that the Branded System is fully operational and operates at or beyond the Service Levels (including without limitation the 99% uptime Service Level). Moreover, the Computer Facilities (or the Initial Computer Facilities as the case may be) and the Recovery Facility must have access to a backup generator so as to ensure the availability of the Branded System during any power outage for a minimum period of one (1) hour.

The hardware and equipment which comprise part of the Computer Facilities (or the Initial Computer Facilities as the case may be) or the Recovery Facility must be kept up to date with updates and upgrades, both in firmware and technologies, so as to allow the handling of any increase in the load of the Branded System and other demands made of the Branded System. All such hardware and equipment must be fully redundant in case of system failure. Room temperature and room humidity and electrical power of the Computer Facilities (or the Initial Computer Facilities as the case may be) and the Recovery Facility must be within hardware specifications stated by the respective vendor.

PhotoChannel must use comparable hardware and equipment than that used by the Computer Facilities (or the Initial Computer Facilities as the case may be) and/or by the Recovery Facility for testing and development of updates and upgrades to the Branded System. For greater certainty, although such hardware and equipment must also be serviced by the respective Vendor of such hardware and equipment, such agreement need not provide as high a level of service as contemplated with respect to the hardware and equipment which comprise part of the Computer Facilities (or the Initial Computer Facilities as the case may be) and/or the Recovery Facility.

Specifications:
--------------

Without any limitation to the foregoing, the Initial Computer Facilities shall initially include, at a minimum, the following equipment, hardware and software:

DATA CENTER
   6 x Compaq Proliant Server (nonstop)  WEBSERVERS
      Hardware - Standard Hardware
            -     512 MB RAM
            -     100Mbps NICs
            -     2 x 18 GB HD SCSI (mirror)

      Software -
            -     Windows 2000 Server
            -     Weblogic 5.1 sp12

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                                       74


   3 x PictureIQ imaging appliances - photoForce server    IMAGE SERVERS

   1 x Sun Enterprise 450  DATABASE SERVER
       Hardware - Standard Hardware
            -     2 HBAs
            -     4 GB RAM
            -     4 Disks  36 GB  (Internal  mirrored)
      See SAN - 0.5 TB  usable space (RAID) to start
      Software -
            -     Solaris 7/8
            -     Veritas Volume Manager/File System/Cluster Server

   1 x SAN - StorageTek 9176
       Hardware - Standard Hardware (Array and Control Frame)
            -     2 ACP Pairs
            -     0.5 - 8 GB Cache
            -     2 Logical Control Units
            -     7 GBICs
            -     2 TB of RAW disk

   2 x Fibre Channel Switch - QLogic : SanBox-16 HA (or equivalent)
       Hardware - Standard Hardware
            -     2 Power Supplies
            -     7 GBICs See SAN

   1 x KVM -  Omniview (or equivalent)
      Hardware - Standard Hardware with cables
               - Hardware with cables for Sun
   5 x Network Switches - Cisco/3Com 100Mbps (12 Port)
   1 x Miscellaneous Equipment
      Keyboards
      Mice
      Fiber Cable
      Network Patch Cables
      Extra HBAs, NICs

   1 x UPS - Liebert/APC - 3-phase 20KVA

   1 x Tape Backup Library (500 GB+)
      - Software (Veritas NetBackup) + Backup Server required.

   2 x Computer/Telco Equipment Storage Racks

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                                       75


                                SCHEDULE 10.5(B)
            HARDWARE ENVIRONMENT (PHOTOCHANNEL LAB SYSTEM SOFTWARE)


Minimum System Requirements for PhotoChannel Lab System Software:

----------------------------------------------------------
     ITEM               REQUIRED SPECIFICATIONS
----------------------------------------------------------
 Case         Mini desktop
----------------------------------------------------------
CPU           Intel Celeron 1.3Ghz
----------------------------------------------------------
Fan           Ball Bearing
----------------------------------------------------------
Memory        256MB SDRAM, PC133
----------------------------------------------------------
Hard Drive    Seagate 40GB EIDE 7200rpm
----------------------------------------------------------
Floppy Drive  1.44
----------------------------------------------------------
Controller    Integrated
----------------------------------------------------------
I/O           Integrated
----------------------------------------------------------
Video Card    Integrated
----------------------------------------------------------
CD ROM        Aopen 56X - CDRW Optional
----------------------------------------------------------
Sound Card    Integrated
----------------------------------------------------------
Speakers      N/A
----------------------------------------------------------
Modem         N/A
----------------------------------------------------------
Network Card  Integrated 10/100
----------------------------------------------------------
Optical Drive N/A
----------------------------------------------------------
Keyboard      104
----------------------------------------------------------
Mouse         Scroll
----------------------------------------------------------
Software      Pre-Load per PNI
----------------------------------------------------------
Operating Sys.MS Windows 2000 Pro
----------------------------------------------------------
Monitor       SVGA 15" Refurbished - New optional
----------------------------------------------------------

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                                       76


                                SCHEDULE 10.5(C)
                    MINIMUM SYSTEM REQUIREMENTS (PCUPLOADER)



Minimum system requirements for PCUploader:

Windows 95
64MB RAM
30MB disk space

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                                       77


                                 SCHEDULE 10.6
                              THIRD PARTY SOFTWARE

      1. PhotoForce online image edting, conversion and enhancement software licensed from Picture IQ Corporation

      2. WebLogic Server e-commerce transaction platform software (version 5.1) licensed from BEA Systems Inc.

      3.    Oracle  database   management  software  (version  8i  -  Enterprise
            Edition) licensed from Oracle Corporation.

      4.    Windows 2000 Advanced Server

      5.    Solaris 7

      6.    Veritas Foundation Suite/HA

      7.    Veritas NetBackup v.3.4

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                                       78


                                 SCHEDULE 10.19
                             FORM OF PNI AGREEMENT

See attached.

                                 SCHEDULE 11.1
                          SOURCE CODE ESCROW AGREEMENT

See attached.